QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NUMBER 3 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	22-3337365
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification Number)

POWER EFFICIENCY CORPORATION
3900 PARADISE ROAD
SUITE 283
LAS VEGAS, NV 89109
(702) 697-0377
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

STEVEN S. STRASSER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
POWER EFFICIENCY CORPORATION
3900 PARADISE ROAD
SUITE 283
LAS VEGAS, NV 89109
TEL: (702) 697-0377
FAX: (702) 697-0379
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copy to:
CRAIG H. NORVILLE, ESQ.
JONES VARGAS
3773 HOWARD HUGHES PARKWAY
LAS VEGAS, NV 89109
TEL: (702) 862-3300
FAX: (702) 734-2722

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, Par value $0.001 per share	30,552,700	$0.30	$18,703,511	$2,201

(1)
We are registering 30,552,700 shares of Common Stock based on the maximum number of shares that may be sold as described in detail below.

(2)
For the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers Over The Counter Bulletin Board (the "OTC Bulletin Board") on October 18, 2005. Pursuant to Rule 457(eg), in the case of shares to be offered after the exercise of warrants or options, the registration fee has been calculated based on the exercise price thereof if higher than such average.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2005

PROSPECTUS

POWER EFFICIENCY CORPORATION
30,552,700 SHARES OF COMMON STOCK

This prospectus, or this Registration Statement, relates to the resale of up to 30,552,700 shares of our Common Stock owned by or issuable to the selling stockholders as follows:

        (1)   19,850,001 shares issued and issuable upon exercise of stock purchase warrants granted to "accredited investors" and Joseph Stevens & Co., Inc. (the "Placement Agent") in a private placement of our Common Stock in June through August of 2005 (the "Placement" or the "Offering"). This does not include 4,500,000 shares issued and issuable upon the exercise of certain stock purchase warrants granted to Summit Energy Ventures, LLC (Summit) an affiliate of the Company owned by our Chairman and Chief Executive Officer in the Placement.

        (2)   1,618,278 shares issuable upon exercise of stock purchase warrants granted to the purchasers of Secured Senior Notes of the Company and Pali Capital, Inc. (the "Note Placement Agent") issued in October 2004 and February 2005 in a private offering under Rule 506 of Securities and Exchange Commission Regulation D (the "Secured Senior Notes"). This does not include 363,239 shares issuable upon the exercise of certain stock purchase warrants granted to Commerce Energy Group ("Commerce"), an affiliate of the Company.

        (3)   66,232 shares issuable upon exercise of outstanding stock options granted under the Company's 1994 Stock Option Plan (the "1994 Plan").

        (4)   8,267,489 shares issuable upon exercise of stock options under the Company's 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). This does not include 5,212,500 shares issuable upon the exercise of certain stock options under the 2000 Plan granted to Steven Strasser, our Chairman and Chief Executive Officer.

        (5)   750,700 shares issuable upon exercise of stock purchase warrants granted to private investors and others in October 2004 through August 2005. This does not include 575,000 shares issuable upon the exercise of certian stock purchase warrants granted to Summit Energy Ventures, LLC ("Summit) and Commerce, affiliates of the Company.

        Our Common Stock is traded on the National Association of Securities Dealers Over The Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "PEFF." On October 18, 2005, the closing bid price of our Common Stock as reported on the OTC Bulletin Board was $0.30.

        THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. IT IS LIKELY THAT THE COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES, WHICH GENERALLY REQUIRE THAT A BROKER OR DEALER APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCK AND THE BROKER OR DEALER RECEIVE FROM THE INVESTOR A WRITTEN AGREEMENT TO THE TRANSACTIONS SETTING FORTH THE IDENTITY AND QUANTITY OF THE PENNY STOCKS TO BE PURCHASED BEFORE A TRADE INVOLVING A PENNY STOCK IS EXECUTED. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 16, 2005

i

PROSPECTUS SUMMARY

        This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to "Power Efficiency" or when we speak of ourselves generally, we are referring to Power Efficiency Corporation unless the context indicates otherwise or as otherwise noted.

THE COMPANY

Our Business

        Power Efficiency's management believes companies that provide solutions to the energy shortage facing the world are well positioned to achieve returns substantially higher than the overall market. Issues driving the energy shortage include growth in worldwide electricity demand, high oil and gas prices, and reliance on an outdated power infrastructure, as demonstrated by the August 14, 2003, power blackout in the eastern U.S. The demand for products that reduce energy consumption is growing rapidly. Government mandates to reduce the greenhouse gas emissions caused by power plants are further driving energy conservation.

        Our solution reduces energy costs in specific commercial applications, utilizing patented improvements upon National Aeronautics Space Administration ("NASA") developed motor controller technologies. Our products are solid-state AC motor controllers, called Performance Controllers, which reduce the amount of power consumed by alternating current induction motors operating at constant speeds and under variable loads. In more simple terms, the Performance Controller reduces energy consumption on electrical equipment by electronically sensing and controlling the amount of energy the motor consumes on certain applications. The energy savings can range from 15% to over 35%, while the life of the motor is extended because of both the reduced motor operating temperatures and the reduced mechanical stress provided by its "soft start" technology.

        There are over a billion AC motors in operation in the U.S. alone. The world market is several times larger. The customer for the Performance Controller will typically be in a high electricity cost environment, may have local utility or governmental incentives to save energy, has energy usage as a significant operating cost, uses constant speed induction motors that are lightly or cyclically loaded, and has motors that run continuously or have frequent on/off cycles. This customer base represents an extremely large market, including target sectors such as elevators, escalators, granulators, oil pump jacks, conveyors and other industrial applications.

        Our management believes that no other company produces a product that has the efficiency of the Performance Controller. The efficiency of the Performance Controller has been tested by Oak Ridge National Laboratory, and Medsker Electric, Inc., independent third parties, with positive results.

        We market our products directly under brand names such as Power Commander® and Performance Controller, and through other companies under distribution agreements utilizing names such as EcoStart. These companies include the leading elevator and escalator manufactures in the world, such as Otis Elevator Co. (a subsidiary of United Technologies, Inc.) and KONE Inc. The product has achieved technical acceptance in the elevator and escalator industries, which demonstrates its ability to meet demanding reliability standards.

        We are now focused on creating distribution channels to take advantage of applicable opportunities given the current conditions in the energy market and how our product meets these needs. Our management believes this multi-channel distribution strategy will allow Power Efficiency to achieve substantial and sustainable revenue growth.

Highlights

        Demonstrated Energy Savings—More than 3,500 units of our products have been installed at facilities throughout the U.S. These installed units have demonstrated the ability to reduce the energy consumption of AC induction motors, in most cases by 15% to 35%.

        Patented Technology—Our products incorporate technology developed and patented by NASA. Our own patent encompasses a number of improvements on the NASA technology made by our engineers.

        Extensive Engineering—Over the last eight years, we have developed a deep understanding of the real-world environment for our products. Our products incorporate substantial trade secret and engineering know-how, which enable them to operate effectively over a broad range of conditions.

        Large Potential Market—The United States consumes over $200 billion of electricity annually. The Consortium for Energy Efficiency estimates that motor driven systems consume 23% of all electricity in the U.S. More specifically, Kema, a well known international energy consulting firm, estimates that motors account for 59% of all the electricity used in manufacturing. Based on our experience, our product can save up to 35% of the energy consumed by electric AC induction motors in appropriate applications. These applications include most motors that work at constant speed but are variably loaded, such as the AC motors found on many elevators, escalators, granulators, oil pump jacks, crushing machines, saw mills, stamping presses, and other manufacturing equipment.

        New Products—We have developed and tested several platforms of the present technology that support large potential applications.

        Limited Competition—We are not aware of any products on the market today that have been certified by CE, CSA and UL and offer the same energy-saving and soft start characteristics as our products.

        International Distribution—International distribution is important to our success because energy costs are much higher abroad than domestically.

        A detailed description of our business strategy is provided under the heading "Business" below.

        Our address is 3900 Paradise Road, Suite 283, Las Vegas, Nevada 89109, and our telephone number is 702-697-0377.

Selling Stockholders

        The shares of Common Stock covered by this prospectus that are being offered by the selling stockholders consist of up to 24,711,895 shares issued or to be issued (the "Securities") to the selling stockholders within 60 days of September 30, 2005. The full name, address and control persons of the selling stockholders are set forth beginning on page 41 of this prospectus.

THE OFFERING

        In June, July and August of 2005, we conducted a private offering of our Common Stock and Placement Warrants, defined below, for the issuance of our Common Stock (the "Placement Securities"). We offered up to 50 Units, at $50,000 each, to individuals or entities who qualified as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Unit consists of (a) a number of shares of Common Stock which is determined by dividing $50,000 by a price equal to 50% of the 5-day average of the closing bid price of the shares of Common Stock on the OTC Bulletin Board on the last trading day immediately prior to the closing of the Placement, with a floor on the purchase price of $0.20 and a ceiling on the purchase price of $0.325; and (b) a warrant (each a "Placement Warrant" and, collectively, the "Placement Warrants") to purchase prior to the fifth (5th) anniversary following the closing a number of shares of Common Stock equal to 50% of the number of shares of Common Stock included within each Unit, at a price which is equal to 200% of the 5-day average of the closing sales price of the shares of Common Stock on the OTC Bulleting Board prior to the closing, per share of Common Stock. The Placement closed on August 31, 2005 and resulted in gross proceeds of $2,900,000. The Placement requires us (a) to file this Registration Statement with the Securities and Exchange Commission (the "SEC" or the "Commission") within 60 days following the final closing of the offering and (b) to use our reasonable best efforts to have such declared effective within 120 days from the final closing of the offering. As part of this Registration Statement, and Placement Securities stemming from the Placement, we are registering 11,500,000 of shares of our Common Stock and 8,350,001 shares of Common Stock reserved for issuance upon exercise of the Placement Warrants.

STOCK OPTIONS

        As of September 30, 2005, a total of 66,232 shares of Common Stock option grants have been issued under the 1994 Plan. The 1994 Plan was adopted by our board of directors and our stockholders in 1994, however, at that time no Form S-8 was filed. As part of this Registration Statement we are registering 66,232 shares of Common Stock stemming directly from the 1994 Plan.

        As of September 30, 2005, a total of 8,267,489 shares of Common Stock option grants have been issued under the 2000 Plan. The 2000 Plan was adopted by our board of directors and our stockholders in 2000, however, at that time no Form S-8 was filed. As part of this Registration Statement we are registering 8,267,489 shares of Common Stock stemming directly from the 2000 Plan.

RISK FACTORS

        An investment in our company involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this prospectus, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.

RISKS RELATED TO OUR BUSINESS

Unless We Achieve Profitability and Related Positive Cash Flow, We May Not Be Able To Continue Operations, And Our Auditors Have Questioned Our Ability To Continue As A "Going Concern".

        We have suffered recurring losses from operations, experienced approximately a $1,400,000 deficiency of cash from operations in 2004 and lack sufficient liquidity to continue our operations without external financing. For the year ended December 31, 2003, we had a net loss of $3,016,717. For the year ended December 31, 2004, we had a net loss of $2,465,631. For the three months ended March 31, 2005, we had a net loss of $381,616, for the six months ended June 30, 2005, we had a net loss of $993,123 and for the nine months ended September 30, 2005, we had a net loss of $1,760,850.

        In Note 3 to our December 31, 2004 financial statements included in this prospectus, our auditors have stated that these factors raise substantial doubt about our ability to continue as a "going concern". Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should we be unable to continue in existence.

        Our continuation as a "going concern" is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable. Our plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers. We are seeking to raise additional capital through equity issuance, debt financing and other types of financing, but we cannot guarantee that sufficient capital will be raised. In that regard, we have granted the holders of our Senior Secured Notes in the aggregate principal amount of $1,589,806 a first priority security interest in substantially all our assets, except that we may grant a first priority security interest senior to the Senior Secured Noteholders in our accounts receivable and inventory in order to obtain a line of credit in the ordinary course of business.

We Have A Limited Operating History, Have Experienced Recurring Losses And Have Limited Revenue.

        To date, and due principally to a lack of working capital, our operations have been limited in scale. Although we have an arrangement with an outsourced production facility, have established relationships with suppliers, and have received contracts for our products, we may experience difficulties in production scale-up, product distribution, and obtaining and maintaining working capital until such time as our operations have been scaled-up to normal commercial levels. We have not had a profitable quarter in the past three years and we cannot guarantee that we will ever operate profitably. We have limited revenue. For the year ended December 31, 2003, our total revenues were $397,673. For the year ended December 31, 2004, our total revenues were $284,373. For the first, second and third quarter ended September 30, 2005, our total revenues were $221,737.

Our Present Cash Flow Is Not Adequate To Pay Accrued Liabilities.

        We had accrued payables, salaries and expenses totaling approximately $525,000 as of September 30, 2005. Approximately $130,000 of these accrued liabilities represents disputed claims, which we expect to partially pay, settle for equity, or dispute entirely. We expect to resolve an additional $110,000 of these accrued liabilities by exchanging them for equity or deferring all payments until we are cash flow positive. We estimate we will need to pay approximately $165,000 toward accrued liabilities, including old trade payables and payments of interest and principal on existing notes, from October 1, 2005 through September 30, 2006, and we intend to use a portion of the proceeds of the Placement for that purpose. The remainder of the accrued payables, salaries and expenses are primarily current trade payables and reserves. However, these figures are only estimates and because we may not be able to negotiate successfully with creditors, creditor claims may cause a restriction in the amount of funds available for our operations.

Our Principal Obligations On Long-Term Debt Total $1,633,724, And This Indebtedness Is Subject To Acceleration.

        In addition to the accrued payables, salaries and expenses described immediately above, as of September 30, 2005, we had $1,633,724 in aggregate principal amount of long-term debt outstanding. The specific components of this indebtedness are as follows:

        We owe $1,589,806 in Senior Secured Notes. They mature in October 2006 ($1,464,806 in principal amount) and February 2007 ($125,000 in principal amount), bear interest at 15% (paid from funds we have placed in escrow) and are secured by a first lien on substantially all our assets. The entire balance of these notes will become due and payable if we cannot pay any past due amount within 7 days of a written notice that payment is in default. As of September 30, 2005, we do not have any past due payments on these Senior Secured Notes.

        We owe Stephen Shulman, a former officer, $30,648. The entire principal balance of this note will be due and payable if we cannot pay any past due amount within 10 days of a written notice that the payment is in default. As of September 30, 2005, we do not have any past due payments on this note.

        We owe Richard Koch, a former officer, $13,270. The entire principal balance of this note will be due and payable if we cannot pay any past due amount within 7 days of a written notice that the payment is in default. As of September 30, 2005, we do not have any past due payments on this note.

        We owe our former landlord in Livonia, Michigan $50,000 payable in 18 monthly installments of $2,778 per month, commencing November 17, 2005 and ending April 17, 2007, in settlement of our lease dispute litigation. We do not have any past due payments on this settlement.

        On June 30, 2005, we owed Summit, a related party, $300,000. The entire principal balance of this note was converted into 1,500,000 shares of Common Stock and 750,000 Common Stock warrants in connection with the Placement.

We Do Not Have A Bank Line Of Credit And Substantially All Our Assets Are Pledged.

        At the present time, we do not have a bank line of credit. The absence of a line of credit further restricts our financial flexibility and it is unlikely we will be able to obtain a line of credit in the foreseeable future. As noted above, substantially all our assets are subject to existing liens, although we may grant a senior security interest in our accounts receivable and inventory to obtain a line of credit in the ordinary course of business.

We Will Require Additional Funds To Meet Our Cash Operating Expenses And Achieve Our Current Business Strategy.

        We continue to have limited working capital and will be dependent upon additional financing to meet our capital needs and repay outstanding debt. We cannot guarantee that any additional financing will be available on acceptable terms, if at all. We also need additional financing to raise the capital required to fully implement our business plan. Our current fixed operating expense level is approximately $150,000 to $175,000 per month, not counting payments to certain creditors, including accrued salaries and expenses, and may increase in the near-term future. We may need to issue additional equity to raise required funds, and as a result existing equity owners would be diluted.

        It is anticipated that the net proceeds of $2,232,750 from the Placement will last for up 15 months. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Common Stock.

Our Management Group Owns Or Controls A Significant Number Of The Outstanding Shares Of Our Common Stock And Will Continue To Have Significant Ownership Of Our Voting Securities For The Foreseeable Future.

        Prior to the issuance of shares pursuant to the Placement, our management owned 40% of our issued and outstanding shares of Common Stock and voting equivalents. Now, after the conversion of the Series A-1 Stock and further investment by management in this offering, management will own approximately 29% of our issued and outstanding Common Stock and voting equivalents. As a result, these persons will have the ability, acting as a group, to effectively control our affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our Common Stock may:

  •
  delay or prevent a change in the control;

  •
  impede a merger, consolidation, takeover, or other transaction involving the Company; or

  •
  discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Certain Of Our Management Team Have Relationships Which May Potentially Result In Conflicts Of Interests.

        Summit owns twenty-nine percent (29%) of our Common Stock and voting equivalents. Summit is controlled by Steven Strasser, our Chairman and CEO, and he has the right to vote all shares owned by Summit. The remaining equity in Summit is owned by BJ Lackland, our COO and CFO. In addition, we sublease space and obtain office services at market rates from Northwest Power Management, Inc., which is wholly-owned by Mr. Strasser. These relationships are discussed in more detail under "Certain Relationships And Related Party Transactions" herein. As a condition to the closing of the Placement, all of the holders of our Series A-1 Stock, which includes Summit, agreed to convert their shares of Series A-1 Stock into shares of Common Stock. After such conversion and this offering, Summit owns twenty-nine percent (29%) of our Common Stock and voting equivalents.

Our License From NASA Has Expired.

        The basic technology upon which our products are based is derived from a patent license agreement by and between us and NASA, which expired on December 16, 2002. The license expired upon expiration of NASA's underlying patents, at which time anyone, including us, became free to use the underlying NASA technology. However, we have also made certain improvements to the basic technology covered by the NASA license and we have obtained a patent on this improved technology that runs through 2017. Management believes this improved technology may place us in a competitively superior position. However, we cannot guarantee that others will not seek to improve the basic technology in a similar manner.

Our Business Depends Upon The Maintenance Of Our Proprietary Technology, And We Rely, In Part, On Contractual Provisions To Protect Our Trade Secrets And Proprietary Knowledge.

        We depend upon our proprietary technology. We rely principally upon trade secret and patent law to protect this technology. We also regularly enter into confidentiality agreements with our key employees, customers and potential customers and limit access to and distribution of our trade secrets and other proprietary information. These measures may not be adequate to prevent misappropriation of our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. We also are subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

        Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We Are Potentially Dependent On Third-Party Suppliers.

        Although we believe that most of the key components required for the production of our products are currently available in sufficient production quantities from multiple sources, they may not remain so readily available. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event that we, or our contract manufacturer, as applicable, is unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues and net income would be adversely affected.

We Are Commercializing Our Technology Which Will Involve Uncertainty And Risks Related To Market Acceptance.

        We are commercializing our technology in order to gain market acceptance and demonstrate competitive advantages. Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products based upon our technology and its perceived competitive advantages. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate that we will incur substantial expense in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues.

We Are Changing Our Marketing Strategy.

        Our products have been distributed primarily through OEMs. We have recently begun pursuing an expanded distribution strategy designed to reduce our reliance on OEMs. Pursuant to this strategy, we are increasing our direct sales and sales through distributors into new markets. Our future growth and profitability will depend upon the successful development of business relationships with additional OEMs, manufacturing representatives and distributors and their ability to penetrate the market with our products.

We Currently Depend On A Small Number Of Customers And Expect To Continue To Do So.

        We currently do business with approximately 30 customers. Of this number, four customers accounted for approximately 60% of our gross revenues in 2004. These customers and their respective gross revenue percentages are KONE, Inc.-23%; The George Washington University-11%; The May Department Stores-13%; and Weibermachine-13%. In light of our intentions to focus our business on OEMs in the elevator, oil field pump and manufacturing industries, we are, and may continue to be, dependent upon a small number of customers. Accordingly, the loss of one or more of these customers is likely to have a material adverse effect on our business.

Most Of Our Current And Potential Competitors Have Greater Name Recognition, Financial, Technical And Marketing Resources, And More Extensive Customer Bases And Industry Relationships Than We Do, All Of Which Could Be Leveraged To Gain Market Share To Our Detriment, Particularly In An Environment Of Rapid Technological Change.

        We compete against a number of companies, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than we currently have or may reasonably expect to have in the foreseeable future. This competition may have an adverse effect on our ability to expand our operations or operate profitably. The motor control industry is also highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to become and remain competitive and to develop, manufacture and market acceptable products in these markets. Competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing research and development efforts, our products may become obsolete, or be priced above competitive levels. However, management believes that, based upon their performance and price, our products are attractive to customers. We cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products.

Changes In Retail Energy Prices Could Affect Our Business.

        A customer's decision to purchase the Power Commander® is primarily driven by the payback on the investment resulting from the increased energy savings. Although management believes that current retail energy prices support an attractive return on investment for our products, the future retail price of electrical energy may not remain at such levels, and price fluctuations reducing energy expense could adversely affect product demand.

Loss Of Key Personnel Could Have Significant Adverse Consequences.

        We currently depend on the services of Steve Strasser, BJ Lackland and Nicholas Anderson. Loss of the services of any of these persons could have an adverse effect on our business. As discussed under "Management", we have entered into long-term employment contracts with Messrs. Strasser, Lackland and Anderson, but such contracts do not guarantee that they will remain with us.

We Do Not Have "Key Man" Life Insurance.

        We presently do not have any key man life insurance policies. As soon as practicable following the commencement of profitable operations (which may never occur), we intend to purchase key man life insurance on the lives of our two principal executive officers, Steven Strasser and Nicholas Anderson. Upon purchase of such insurance, we intend to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon our business.

Delaware Law Limits The Liability Of Our Directors.

        Pursuant to our Certificate of Incorporation, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

We Have Elected Not To Adopt Various Voluntary Corporate Governance Measures, And As A Result Stockholders May Have Limited Protections Against Interested Director Transactions, Conflicts Of Interest And Similar Matters.

        Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange or NASDAQ, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. However, to the extent we seek to have our Common Stock listed on a national securities exchange or NASDAQ, such legislation will require us to make changes to our current corporate governance practices. Those changes may be costly and time-consuming. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Potential Product Liability Claims May Not Be Fully Covered By Insurance.

        We may be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on us. Presently, we have general liability coverage that includes product liability up to $2,000,000. Any large product liability suits occurring early in our growth may significantly and adversely affect our ability to expand the market for our Power Commander® line of products.

RISKS RELATED TO OUR COMMON STOCK AND CAPITAL STRUCTURE

Trading In Our Common Stock Over The Last 12 Months Has Been Limited, So Investors May Not Be Able To Sell As Many Of Their Shares As They Want At Prevailing Prices.

        Shares of our Common Stock are traded on the OTC Bulletin Board. Approximately 2,228 shares were traded on an average daily trading basis for the 12 months ended September 30, 2005. If limited trading in our Common Stock continues, it may be difficult for investors once and if the Securities are registered, to sell the Securities. Also, the sale of a large block of our Common Stock could depress the market price of our Common Stock to a greater degree than a company that typically has a higher volume of trading of its securities.

The Limited Public Trading Market May Cause Volatility In The Company's Stock Price.

        Our Common Stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "PEFF". The quotation of our Common Stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our Common Stock is thus subject to this volatility. Sales of substantial amounts of our Common Stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our Common Stock.

An Active And Visible Trading Market For Our Common Stock May Not Develop.

        We cannot predict whether an active market for our Common Stock will develop in the future. In the absence of an active trading market:

  •
  Investors may have difficulty buying and selling or obtaining market quotations;

  •
  Market visibility for our Common Stock may be limited; and

  •
  A lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

        The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for NASDAQ Stock Market. The trading price of the Common Stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by the Company or its competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our Common Stock.

Penny Stock Regulations May Impose Certain Restrictions On Marketability On The Company's Securities.

        The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our Common Stock is subject to rules that impose additional requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of investors to sell the Company's securities in the secondary market and the price at which such purchasers can sell any such securities.

        Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  •
  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  •
  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  •
  "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  •
  Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  •
  The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

        Our management is aware of the abuses that have occurred historically in the penny stock market.

We May Never Pay Cash Dividends On Our Common Stock.

        We have not paid or declared any dividends on our Common Stock and do not anticipate paying or declaring any cash dividends on our Common Stock in the foreseeable future.

Sales Of Common Stock Under Rule 144 May Adversely Affect The Market Price Of Our Common Stock.

        Possible Resales under Rule 144.    Of the 23,439,266 shares of our Common Stock outstanding on September 30, 2005, 1,596,828 shares are freely trading in the market place (the "Free Trading Shares"). The Free Trading Shares are comprised mostly of shares that were originally issued in transactions that were exempt from registration under the Securities Act; these shares were, over time, resold pursuant to Rule 144 as discussed below.

        The remaining 21,842,438 shares of our Common Stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144. In addition, we have issued 3,918,848 shares of Common Stock on conversion of our Series A-1 Stock in connection with the closing of the Placement, and such shares will also constitute restricted securities under Rule 144. These shares include the 6,803,901 shares held by Summit and Steven Strasser in the aggregate, and the 3,249,049 shares of Common Stock held by Commerce, the offer and sale of which is not being registered hereunder.

        In addition, we have approximately 13,207,216 Common Stock purchase warrants outstanding and approximately 13,479,989 Common Stock options outstanding, including the warrants issued in connection with the recent private offer and sale of the Senior Secured Notes. The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations. These shares include the 2,000,000 warrants and 5,212,500 options held by Summit and Steven Strasser in the aggregate, and the 438,239 warrants held by Commerce, the offer and sale of which is not being registered hereunder.

        In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate, as such term is defined in Rule 144(a)(1), of the Company and who has satisfied a two-year holding period.

        Any substantial sale of the Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Company's shares. If this Registration Statement we are obligated to file in connection with the Placement is declared effective, the selling stockholders hereunder will have an enhanced ability to sell shares, and any such sales may have a similarly adverse effect of the market price of our shares.

Exercise Of Outstanding Options And Warrants Will Dilute Ownership Of Outstanding Shares.

        As of September 30, 2005, the Company has reserved 71,429 shares of Common Stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 1994 Plan, of which options to purchase an aggregate of 66,232 shares are outstanding. Furthermore, as of the same date we have reserved 15,000,000 shares of our Common Stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 2000 Plan, of which options to purchase an aggregate of 12,404,989 shares are outstanding. The outstanding options under the 2000 Plan have a weighted average exercise price of $0.36. As of September 30, 2005, we have issued warrants exercisable for 13,207,216 shares of Common Stock to financial consultants, investors, former employees and other business partners, having a weighted average exercise price of $0.44 and expiring on various dates from August 1, 2005 to December 31, 2011.

        Exercise of these options and warrants issued by the Company in the future will reduce the percentage of Common Stock held by the public stockholders. Furthermore, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants.

Our Issuance Of "Blank Check" Preferred Stock Could Adversely Affect Our Common Stockholders.

        Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of the holders of our Common Stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock, there can be no assurance that we will not do so in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events, our future financial performance, growth of our target market and related worldwide markets, future demand for our products, retail electrical energy demand and prices and similar expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statements as they reflect our management's view only as of the date of this prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.

        This prospectus contains statistical data that we obtained from industry sources. These sources generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy or completeness of the information. Although we believe that the industry sources are reliable, we have not independently verified their data.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders. However, we have received $1,122,288 in net proceeds from the private offer and sale of the Senior Secured Notes, and $2,232,750 in net proceeds from the Placement, and if all outstanding options and warrants in respect of which the offer and sale of shares of Common Stock are being registered hereunder were exercised, we would receive approximately $13,215,000 in proceeds.

        We have used the net proceeds from the offer and sale of the Senior Secured Notes for payment of accrued debts, product development, marketing and sales expenses and general working capital required for operations. We currently plan to use any proceeds received from the exercise of options and warrants for the same purposes.

        We need at least $150,000 to $175,000 per month to continue our current operations, not including the payment of accrued liabilities. As discussed in "Risk Factors" above, we will need to make payments toward accrued liabilities out of our cash flow for the foreseeable future. Overall, our satisfaction of our cash requirements depends on our ability to raise money from external financing sources and to generate future sales.

PRICE RANGE OF COMMON STOCK

        As quoted on the OTC Bulletin Board from January 1, 2003 though July 31, 2005, the following table sets forth the high and low bid prices for our Common Stock for the periods indicated.

	Common Stock Price
	High	Low
Year Ended December 31, 2003
First Quarter	$8.82	$4.90
Second Quarter	$9.31	$4.97
Third Quarter	$8.96	$5.46
Fourth Quarter	$8.68	$3.64
Year Ended December 31, 2004
First Quarter	$5.04	$0.90
Second Quarter	$1.50	$0.61
Third Quarter	$0.67	$0.28
Fourth Quarter	$1.00	$0.21
Year Ended December 31, 2005
First Quarter	$0.56	$0.20
Second Quarter	$0.25	$0.19
Third Quarter	$0.50	$0.22
Fourth Quarter (through December 14, 2005)	$1.10	$0.30

        On December 14, 2005, the last day prior to the date of this prospectus for which information was practicably available, the closing price for our Common Stock was $0.51 per share. As of June 30, 2005, our Common Stock was held by 116 stockholders of record. Through the Offering which closed in two phases, on July 8 and August 31, 2005 we have added 71 new stockholders. The prices reported for the periods set forth above reflect inter-dealer prices without retail markup, mark down or commission, and may not represent actual prices.

DIVIDEND POLICY

        We have never declared or paid cash dividends on our capital stock and have no present intention of paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant. It is our board's present policy to retain all earnings to provide for our future growth.

CAPITALIZATION

        The following table, as of September 30, 2005 (as adjusted for the subsequent increase in the Company's authorized capital to 100,000,000 shares of Common Stock and 10,000,000 Shares of Preferred Stock), sets forth our capitalization under two scenarios. The first column illustrates our capitalization as of September 30, 2005. The second column illustrates our capitalization assuming all 7,250,000 Placement Warrants, all 3,450,000 Placement Agent warrants issued in connection with the Placement, all 1,981,517 warrants issued in connection with our private offering of Senior Secured Notes, and all 1,375,699 warrants issued to private investors and others were exercised.

	September 30, 2005
	Actual	As if Warrants Exercised
	(Unaudited)
Stockholders' Equity (Capital Deficit)
Common Stock, $.001 par value; 100,000,000 shares authorized; 23,439,266 shares issued and outstanding; 37,496,482 shares issued and outstanding if all warrants exercised	$23,439	$37,496
Preferred Stock, $.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Additional Paid in Capital	19,146,792	25,071,112
Accumulated Deficit	(17,085,578)	(17,085,578)

Total Stockholders' Equity	$2,084,653	$8,023,030

        In the near future we expect to grant more options and warrants for employees, directors, former employees and creditors. These warrants and options are not included in the above table. Although the exact number of options and warrants to be issued is not presently known, we do not expect to issue more than 1.5 million additional options and warrants in the coming months, unless we are required to do so in connection with future efforts to raise capital.

SELECTED FINANCIAL INFORMATION

        The selected statements of operations and balance sheet data for the nine months ended September 30, 2004 and 2005 are derived from our unaudited financial statements, which are included elsewhere herein. The financial data presented below is only a summary and should be read in conjunction with the other financial information appearing elsewhere in this prospectus.

	Nine months ended September 30,
	2004	2005
Statements of Operations:
Revenues	$218,860	$221,737

Cost of Sales:
Material, labor and overhead	130,320	186,983
Inventory obsolescence	29,484	—

Total Cost of Sales	159,804	186,983

Gross Profit	59,056	34,754

Costs and Expenses:
Research and development	290,766	313,318
Selling, general and administrative	1,288,327	1,073,528
Depreciation and amortization	55,510	17,360

Total Costs and Expenses, Net	1,634,603	1,404,206

Loss from Operations	(1,575,547)	(1,369,452)

Other income(expense):
Interest income (expense)	(16,454)	(391,398)

Total Other Expense	(16,454)	(391,398)

Net loss	(1,592,001)	(1,760,850)

Basic loss per common share	$(0.36)	$(0.16)

Weighted average common shares outstanding	4,426,976	11,122,128

Balance Sheet Data:
Cash	$1,093	$1,628,826
Working capital (deficit)	(1,586,270)	1,326,693
Total assets	2,426,425	4,033,153
Long-term liabilities	—	1,948,500
Total stockholders' equity	811,016	2,084,653

MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATIONS

        The following discussion should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions which could cause actual results to differ materially from management's expectations. See "Special Note Regarding Forward-Looking Statements" on page 13 of this prospectus.

OVERVIEW

        We generate revenues from a single business segment: the design, development, marketing and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors.

        We began generating revenues from sales of its patented Power Commander® line of motor controllers in late 1995. As of September 30, 2005, we had total stockholders' equity of $2,084,653 primarily due to our sale of 14,500,000 shares of Common Stock under the Offering, 2,785,969 shares of Series A-1 Stock to Summit in June of 2002 and April of 2005, and the conversion of notes payable of approximately $1,047,000 into 982,504 shares of Series A-1 Stock in October of 2003. In addition, in August 2000, we purchased the assets of Percon, formerly the largest distributor of our products. The transaction was accounted for as a purchase and our Statements of Operations includes Percon's results of operations since the date of acquisition. The consolidation of the operations of both entities allowed us to integrate the administrative, sales, marketing and manufacturing operations of Percon. Percon had developed sales contacts with major OEM's in the elevator/escalator industry and transferred those agreements to us as part of the asset sale.

RESULTS OF OPERATIONS: FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004.

REVENUES

        Total revenues for the three months ended September 30, 2005, were approximately $76,000, compared to $65,000 for the three months ended September 30, 2004, an increase of $11,000 or 17%. This increase is mainly attributable to an increase in sales in the elevator and escalator market segment. Sales to a new international customer totaled approximately $20,000 during the three months ended September 30, 2005. Sales to two new international distributors totaled approximately $1,500 during the three months ended September 30, 2004. Revenue of $18,000 was recognized for a government grant received associated with development expenses related to a medium voltage product application during the three months ended September 30, 2004. For the three months ending September 30, 2005, there was no revenue from the government agency.

        Total revenues for the nine months ended September 30, 2005, were approximately $222,000, compared to $219,000 for the nine months ended September 30, 2004, an increase of $3,000 or 1%. This increase is mainly attributable to an increase in sales in the elevator and escalator market segment. Sales to a government agency totaled approximately $50,000, and sales to a new international customer totaled approximately $20,000 during the nine months ended September 30, 2005. Sales to three international distributors totaled approximately $41,000 during the nine months ended September 30, 2004. Revenue of $30,725 was recognized for a government grant received associated with development expenses related to a medium voltage product application during the nine months ended September 30, 2004. During 2005, there was no grant money received.

COST OF PRODUCT REVENUES

        Total cost of product revenues, which includes material and direct labor, allocated costs, and inventory obsolescence and other write-offs for the three months ended September 30, 2005 were approximately $60,500 compared to $26,000 for the three months ended September 30, 2004, an increase of $34,500 or 133%. As a percentage of product revenues, total cost of revenues increased to approximately 80% for the three months ended September 30, 2005 compared to approximately 56% for the three months ended September 30, 2004. The increase in the costs as a percentage of product revenues was primarily due an increase in the production of higher costing units in 2005. Also, allocated costs were approximately $4,400 for the three months ended September 30, 2005 compared to $5,300 for the three months ended September 30, 2004, a decrease of $900 or 17%. As a percentage of product revenues allocated costs were 6% for the three months ended September 30, 2005 compared to 11% for the three months ended September 30, 2004. The allocated costs as a percentage of product revenues decreased as the allocated costs were absorbed by a higher volume of product revenues. Material and labor costs as a percentage of product revenues increased to 74% for the three months ended September 30, 2005 compared to 44% for the three months ended September 30, 2004. This increase was largely due to outsourcing a greater portion of the manufacturing process, resulting in higher direct labor costs per unit and lower allocated costs as a whole in 2005.

        Total cost of product revenues, which includes material and direct labor, allocated costs, and inventory obsolescence and other write-offs for the nine months ended September 30, 2005 were approximately $187,000 compared to approximately $160,000 for the nine months ended September 30, 2004, an increase of $27,000 or 17%. As a percentage of product revenues, total costs of product revenues decreased to approximately 84% for the nine months ended September 30, 2005 compared to approximately 85% for the nine months ended September 30, 2004. The decrease in the costs as a percentage of product revenues was primarily due to no charges to inventory for obsolescence and other write-offs for the nine months ended September 30, 2005 compared to $30,000 for the nine months ended September 30, 2004, offset by the Company utilizing an outsourced manufacturer for production in 2005. Also, allocated costs were approximately $19,000 for the nine months ended September 30, 2005 compared to approximately $42,000 for the nine months ended September 30, 2004, a decrease of $23,000 or 121%. As a percentage of product revenue allocated costs were 9% for the nine months ended September 30, 2005 compared to 22% for the nine months ended September 30, 2004. The allocated costs as a percentage of product revenues decreased as the allocated costs were absorbed by a higher volume of product revenues and because the Company began the use of a turnkey manufacturer.

OPERATING EXPENSES

Research and Development Expenses

        Research and development expenses were approximately $187,000 for the three months ended September 30, 2005, as compared to approximately $82,000 for the three months ended September 30, 2004, a $105,000 or a 128% increase. This increase is mainly attributable to the Company's laboratory testing done for further product development which incurred a charge of $76,000 during the three months ended September 30, 2005.

        Research and development expenses were approximately $313,000 for the nine months ended September 30, 2005, as compared to approximately $291,000 for the nine months ended September 30, 2004, a $22,000 or an 8% increase. This increase is mainly attributable to the Company's reorganizing and cost reduction program implemented in August and September of 2004, offset by a $76,000 charge during the nine months ended September 30, 2005, related to laboratory testing done for further product development.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses were approximately $427,000 for the three months ended September 30, 2005, as compared to $378,000 for the three months ended September 30, 2004 an increase of $49,000 or 13%. The increase in selling, general and administrative expenses over the prior year was due primarily to an increase in payroll and payroll related costs, as well as recruiting fees for new employees in the third quarter, offset by the elimination of some fixed costs related to the reduction in workforce and the Company's decision to reorganize its operations in August and September of 2004.

        Selling, general and administrative expenses were approximately $1,039,000 for the nine months ended September 30, 2005, as compared to $1,288,000 for the nine months ended September 30, 2004 a decrease of $249,000 or 19%. The decrease in selling, general and administrative expenses over the prior year was due primarily to a decrease in payroll and payroll related costs for the whole year, as well as the elimination of some fixed costs related to the reduction in workforce and the Company's decision to reorganize its operations in August and September of 2004.

Financial Condition, Liquidity, and Capital Resources: For the Nine Months Ended September 30, 2005

        Since inception, the Registrant has financed its operations primarily through the sale of its equity securities, debt securities and using available bank lines of credit. As of September 30, 2005, the Registrant had cash of $1,626,826.

        Cash used for operating activities for the nine months ended September 30, 2005 was $1,510,777 which consisted of: a net loss of $1,760,850; plus depreciation and amortization of $17,360, amortization of deferred financing costs of $63,982, bad debt expenses of $4,530, amortization of debt discount related to issuance of debt securities of $181,726, the settlement of a litigation for $93,853, warrants issued in connection with the issuance of debt, employment agreements, and consulting fees of $27,549; less increases in accounts receivable of $65,165, and prepaid expenses and other current assets of $20,916 and decreases in inventory of $25,373, restricted cash of $165,416, accounts payable and accrued expenses of $180,742 and accrued salaries and payroll taxes of $62,893.

        Cash used for operating activities for the nine months ended September 30, 2004 was $737,639, which consisted of: a net loss of $1,592,001; plus depreciation and amortization of $55,510, bad debt expense of $5,493, inventory obsolescence reserve of $29,484, loss on sale of fixed assets of $31,226, decreases in accounts receivable of $14,010, inventory of $40,518, increases in prepaid expenses and other assets of $13,481, accounts payable and accrued expenses of $298,236, customer deposits of $6,983 and accrued salaries and payroll taxes of $386,383.

        Cash used in investing activities for the nine months ended September 30, 2005 was $1,373 compared with $21,576 in the nine months ended September 30, 2004. The amounts for both years consisted of the purchase of fixed assets.

        Net cash provided by financing activities for the nine months ended September 30, 2005 was $2,746,505 which consisted of: proceeds from the issuance of debt securities and notes payable of $125,000 and $300,000, respectively; proceeds from the issuance of equity securities of $2,741,378, partially offset by repayments of loans to former officers of $56,416 and the conversion of a note payable to equity of $300,000, and an increase in deferred financing costs of $63,457.

        Net cash provided by financing activities for the nine months ended September 30, 2004 was $474,800, which primarily consisted of proceeds of $174,800 from the issuance of equity securities related to the Company's Regulation "S" stock offering and $300,000 of proceeds from the Summit Energy Ventures line of credit. Net cash provided by financing activities for the nine months ended September 30, 2004 was $474,800, which primarily consisted of proceeds of $184,800 from the issuance of equity securities related to the Company's Reg "S" stock offering and $300,000 of proceeds from the Summit Energy Ventures line of credit. This was partially offset by payments to a former officer of $10,000.

        The Registrant expects to experience growth in its operating expenses, particularly in research and development and selling, general and administrative expenses, for the foreseeable future in order to execute its business strategy. As a result, the Registrant anticipates that operating expenses will constitute a material use of any cash resources.

        Since capital resources are insufficient to satisfy the Registrant's liquidity requirements, management intends to sell additional equity or debt securities or obtain debt financing. The Registrant believes it can raise additional funds through private placements of equity. However, there are no assurances that sufficient capital can be raised.

Cash Requirements and Need for Additional Funds

        The Registrant anticipates a substantial need for cash to fund its working capital requirements. In accordance with the Registrant's prepared expansion plan, it is the opinion of management that approximately $2.0 million will be required to cover operating expenses, including, but not limited to, marketing, sales and operations during the next twelve months. On July 8, 2005 and on August 31, 2005 the Company completed, in two phases, a stock offering for approximately $2.9 million in gross proceeds (see Note 5 to the Financial Statements), which netted approximately $2.2 million.

BUSINESS

General Background

        We design, develop and market solid-state motor controllers, called "Performance Controllers," which reduce the amount of power consumed by alternating current induction motors in variable load applications. Utilizing patented improvements upon NASA-developed motor diagnostic technologies, our products provide to the user energy cost savings of as much as 35%. We market our products directly under brand names such as Power Commander® and Performance Controller, and by other companies under distribution agreements utilizing names such as EcoStart. These companies include the leading elevator/escalator manufacturers in the world, such as Otis Elevator Co (a division of United Technologies).

Description of Business

Formation

        We were incorporated in Delaware in 1994. In our early years we focused on research and development and developing methods to validate the energy savings generated by our products. Field validation of the technology has resulted in an installed base of several thousand units in North America, Europe and Asia. High-profile product installations include the Smithsonian Museums, Honolulu International Airport, and Federated Department Stores. Our average revenue per three-phase unit sold is approximately $850; our gross margin on a going forward basis is expected to be 30-60% once our revenue has increased to more sustainable levels.

        Our management team is led by Steven Strasser, an experienced energy executive and venture capitalist. The management team is composed of individuals with financial, operational, and engineering experience. We believe that our diverse team gives us the ability to both grow and manage our business.

        Government mandates to reduce energy, in response to high oil and gas prices, have led to an increased focus by both the public and private sectors on energy saving technology. This focus, combined with the large installed base of electric motors that can benefit from our products, represents what we believe to be an extremely large market opportunity. We have formulated a proactive sales and marketing plan to capitalize on this dynamic market.

Products

        We offer the Performance Controller in various configurations to meet a wide range of motor sizes. In addition to our original product family, we have developed a new platform "A" with an innovative design that reduces manufacturing cost and decreases the product's size to meet the needs of an expanded base of industrial applications. The Performance Controller reduces energy consumption on electrical equipment by electronically sensing and controlling the amount of energy the motor consumes. The motor only uses the energy it needs to perform its tasks, thereby increasing its efficiency. The end result is a reduction of energy consumption of approximately 15 to 35 percent, in certain applications, as well as less wear and tear on the motor.

        We believe the Performance Controller line offers a technologically superior energy reduction solution compared to competing products. In addition to the original technology that was licensed from NASA, the Performance Controller incorporates substantial proprietary design elements that are the result of our extensive laboratory and field testing. A United States patent has been issued for these engineering enhancements that will not expire until 2017. These refinements enable the Performance Controller to offer a superior control system which measures and monitors key motor operating conditions and adapts motor operating parameters during rapid changes in motor load, all without excessive vibration, synchronization problems or other material adverse effects to the motor or surrounding electrical and mechanical systems.

        In addition to energy savings, another feature of the Performance Controller is that it enables motors to soft start. Soft start is achieved by the use of a timed ramp circuit. The circuit gradually releases power to the motor in a timed manner. As voltage is slowly increased, current is gradually increased as needed by the motor, until full voltage and current bring the motor to its full RPM. At that point, the soft-start circuit automatically turns off and the energy saving circuits take control of the motor. The timing for the circuit can be adjusted from instant start to 30 seconds before full RPM and full voltage is reached. The result of the soft start is that inrush current and start-up torque is greatly reduced, reducing wear and tear on the motor, extending motor life and reducing maintenance costs.

        The Performance Controller currently works for three phase motors used primarily in commercial and industrial applications. The Controller soft-starts the motor and then supplies only the necessary voltage and current to maintain the workload on the motor at a particular time. The Controller allows full motor speed (RPM) to be maintained at all times, and provides the following major benefits to the customer:

  1.
  Energy savings ranging from 15% to over 35%, in appropriate applications; and

  2.
  Increased motor life resulting from lower operating temperature and reduced stress and strain.

        The selling price of the three phase performance controller ranges from approximately $200 to more than $6,000, depending on the size of the motor it is intended to control.

The Industry

        The world is presently feeling the effects of limited oil and gas supply. The increase in oil and gas costs has produced a new awareness of energy saving technology. The recent increase in natural gas prices combined with the reliance on this fuel to power most of the new power generation plants, and the need to upgrade the US power grid that delivers electricity, make further increases in electrical costs likely. The August 14, 2003 power blackout in the eastern United States that resulted in a loss of power for over 40 million users dramatically illustrates the need to update the grid. Typical energy costs of $.07 per kilowatt-hour have increased to $.13 to $.15 per kWh in some areas. Higher electricity costs result in increased return on investment ("ROI") to purchasers of our products. Since many companies set ROI requirements as a prerequisite for capital expenditures, Management believes that the increased ROI resulting from higher energy costs expands our potential base of customers for our products.

        Economic and environmental factors are expected to lead to increased governmental involvement in the form of incentives, rebates, low interest loans, and in some cases mandates to utilize energy-saving technology. The emphasis on building natural gas power plants was influenced by the safety and environmental concerns with nuclear and coal fired plants. The increasing demand for natural gas has resulted in strong price increases that we believe are unlikely to return to previous levels in the short term. The resulting increases in power costs impact the entire economy. We believe that the need to reduce power costs, coupled with strong pressures to maintain and increase environmental standards, will lead to widespread acceptance of our technology.

Environmental Impact

        The Performance Controller benefits the purchaser and society by reducing the consumption of electricity and therefore also reducing pollutants, including greenhouse gas emissions associated with the production of electricity.

The Market

        The United States consumes over $200 billion of electricity annually. The Consortium for Energy Efficiency estimates that motor driven systems consume 23% of all electricity in the U.S. More specifically, Kema, a well known international energy consulting firm, estimates that motors account for 59% of all the electricity used in manufacturing. Based on our experience, our product can save up to 35% of the energy consumed by electric AC induction motors in appropriate applications. These applications include most motors that work at constant speed but are variably loaded, such as the AC motors found on many elevators, escalators, granulators, oil pump jacks, crushing machines, saw mills, stamping presses, and other manufacturing equipment.

Key Characteristics of Target Customer

  1.
  Demographic Factors that contribute to our success:
  a.
  High retail electricity cost (generally > $0.08/kWh).
  b.
  Local utility or government offers "incentives" to save energy.
  c.
  Deregulated electricity market.
  d.
  Low national protectionism (i.e., allows imported technology).
  e.
  High national pressure to conserve energy.

  2.
  Customer Factors that contribute to our success:
  a.
  Multiple paybacks of original investment, with each payback period shorter than the previous one as a result of anticipated electricity rate increases.
  b.
  Energy usage is a significant operating cost.
  c.
  Saving energy is a top-down management priority.
  d.
  Uses many constant-speed induction motors that are lightly loaded or cyclically loaded.
  e.
  Motor handles variable loads for extended periods of time (24/7 ideal application).
  f.
  Strives to be a "green" company (environmentally friendly).
  g.
  Government or other facility with mandated energy conservation targets.

Sustainable Competitive Advantage and Barriers to Entry

  1.
  Performance—Third-party testing has shown the Performance Controller to perform better than other energy-saving motor controllers, both in kilowatts saved and in reduction of inrush current. To our knowledge, no competitive product matches our performance.

  2.
  Patent Protection—US patent to 2017. United States Patent Number 5,821,726—Balanced and synchronized phase detector for an AC induction motor controller.

  3.
  Continuous Improvement—We continuously look for ways to reduce the manufacturing cost of our product family while introducing value-added features. Because the purchase decision depends largely upon saved capital expenditures from energy savings, maintaining the lowest "installed cost per kilowatt-hour saved" ratio provides us with a competitive advantage. By reducing the manufacturing cost and increasing the energy-saving performance we improve the payback value proposition.

  4.
  New Product Development—New products include a solid-state motor starter, a low cost single-phase energy saving motor controller, controllers adopted to handle higher voltage and a digital motor controller circuit.

  5.
  Large, Technically Qualified Distribution Partners—Customer satisfaction requires a level of technical skill on the part of the salesperson to correctly identify motor applications and specify the proper product. Our distributors posses this level of technical skill. In addition, our distribution relationships with large OEM and electrical product partners provide access to many end customers.

Sales and Marketing

        We have recently reorganized our sales and marketing efforts to focus on rebate programs and certain industries in which we believe there are the most promising revenue and profit possibilities for the sale of Performance Controllers. The previous strategies (developed by previous management) relied on anticipated sales from strategic partners, the world's leading elevator and escalator companies, or attempted mass marketing to end users. Prior management did not have experience in the commercial application of energy-saving technologies. Therefore, the time and effort needed for these large strategic partners to approve and integrate our unique motor controllers into their product mix was underestimated, and the effects of mass marketing were overestimated. In our approach to large strategic elevator and escalator partners, concerns about rider safety led to a very cautious approach to embracing our technology. Fortunately, these safety standards have required us to develop a product with exceptional quality and reliability, and our strategic partners have accepted the product's safety. The reliability will help showcase the technological advances of the product as more installations are achieved and minimize future sales and marketing expense required for each dollar in sales. Progress is being made in this segment, as evidenced by recent sales programs with international hotel and department store operators and with major public power authorities. Our new and more comprehensive sales and marketing strategy has been designed to substantially increase the incentives available through marketing channels in order to drive unit sales volume. Increased volume enables manufacturing efficiencies that can be passed through in reduced pricing, further increasing customers' return on investment.

        Our revised marketing plan is now focused on the following:

  1.
  Rebates/Incentives: This focus involves getting our product approved for energy efficiency rebate and financing programs available from many state agencies and utilities. These energy efficiency incentive programs involve outright payment of a rebate to end purchasers of our equipment and/or low interest rate financing possibilities. For example, we have been through extensive testing with the New York Power Authority ("NYPA") and our product has qualified for their incentive funding program. Under this program, NYPA provides financing for 100% of the installed cost of our units through low interest, long term loans to the end users. We believe incentive programs such as NYPA's will improve our revenues and profits by making it effectively less expensive for end users to purchase our products. We are specifically targeting incentive programs in New York, California and other states that have high electricity prices and sizable energy efficiency incentive programs.

  2.
  The Elevator and Escalator Industry: This focus involves strengthening our relationships with companies such as Otis Elevators Co. and KONE, Inc., as well as other original equipment manufacturers and service providers in the elevator and escalator industry. Some of these companies have historically been strong partners and sellers of our products, but the previous marketing programs to sell to and through these companies were not effectively designed and executed by prior management. We believe that these relationships can provide us with significant sales opportunities in the future.

  3.
  The Petroleum Industry: This focus involves growing sales to oil producers that operate oil pump jacks in the U.S. and, ultimately, in international markets. Electricity is a very significant cost in the extraction of oil from the ground and our product has shown an ability in initial tests to reduce the consumption of electricity on pump jacks by over 10%. We have started testing the product in this application and are currently pursuing a direct sales strategy to begin our sales in the oil industry. However, we may discover in the future that it is more beneficial to sell our products through one of many possible marketing channels, such as oil field equipment or service providers, original equipment manufacturers of pump jacks or other oil field equipment, or other marketing channels.

  4.
  Industrial Distributors: This focus involves establishing relationships with distributors and sales representatives, both nationally and internationally, that focus on the sale of electrical equipment to general industry. Many industrial companies are attractive customers for us because they often understand the operation and energy use of the electric motors in their facilities, and they often service their motors and motor-related equipment themselves. This is important because it reduces or eliminates the installation costs often associated with the purchase of our products. In general industrial facilities we expect to be able to sell to customers with plastic granulators, crushers, grinders, conveyor systems, and other applications that require constant motor speed with variable load on the motor.

        International sales may eventually equal or exceed domestic sales due to higher electricity prices in many countries outside the United States. We have obtained the CE Mark, a symbol that indicates the product complies with the "essential requirements" of the European laws or Directives, in order to introduce the controller in Europe; we have also obtained the CSA Mark, which indicates the product complies with the "essential requirements" of the Canadian laws or Directives, and is recognized, and required in some states, in the United States.

Competition

        We believe that the three phase Performance Controller has no direct competition that combines energy savings with a soft start feature as effectively as our product. There are many devices on the market that provide a soft-start feature without any other energy savings. Competition for the energy savings feature provided by the Performance Controller includes several direct competitors and the following:

  1.
  Controllers which utilize a different electronic technology than the technology used by the Company;

  2.
  Variable frequency drives ("VFDs"); and

  3.
  High-energy efficient motors.

        Our products compete with other products which have energy savings capabilities similar to those of our products. Somar Environmental Systems Ltd. and Fairford Electronics Ltd., both of the United Kingdom, and Coast Energy Management Industries of Phoenix, Arizona, offer such products. According to an independent test performed by Medsker Electric, Inc. of Farmington Hills, Michigan, our three-phase motor control product outperformed our competitors' products by a significant margin. A chart depicting the results of the Medsker test is shown below. All three of the above manufacturers incorporate digital circuitry. Both of the British companies have very limited exposure in the United States. To our knowledge, none of these companies has a patented product that is UL, CSA and CE approved.

        Further, our products may compete indirectly with "soft starters" produced by well-recognized firms such as Allen Bradley, ABB and Siemens. These devices typically range in price between $750 and $1,500 per unit. We believe that we offer the only "soft start" product which achieves an increased level of energy efficiency up to 35% for the attached motor.

        In addition, our products may compete with variable frequency drives, which can be set to operate a constant load motor application at an optimum rate. Such units are sold by well-recognized firms such as Yaskawa, General Electric, and Allen-Bradley, and are priced typically at $600 to $5,000 per unit. While our products address a market segment different than that addressed by variable frequency drives, they may generally compete with variable frequency drives for capital expenditure dollars earmarked toward improving energy efficiency.

        Lastly, our products may compete with high efficiency motors, which operate constant load motor applications at energy levels materially more efficient than those of standard efficiency motors. Such units are sold by well-recognized firms such as AO Smith, Lincoln Motors and General Electric, and are priced typically at $500 to $4,000 per unit. While our products address a market segment different from that addressed by high efficiency motors, our products may generally compete with high efficiency motors for capital expenditure dollars earmarked for improving energy efficiency.

Research and Development

        We intend to continue our research and development effort to introduce new products based on the Performance Controller technology when adequate funds are available. Currently, we have under development a Solid State Energy Saving Motor Starter, and the single phase controller, both described below under "Proposed Products." We may not be able to complete development and commercialization of these products in the near term, or ever, or may have opportunities to develop other products before these are completed.

Proposed Products

        1.    Solid State Motor Starter.    We have developed and tested, on a limited basis, a totally solid state motor starter that incorporates all the energy-saving and soft-start features of the Performance Controller. This solid state motor starter will incorporate all of the components typically required for a stand alone combination starter. These components include a circuit breaker, a contactor, and motor overload protection. In addition to these conventional components, our unit will also incorporate both our soft start and our energy saving features as differentiators from the competition. This unit will therefore have the capability to start the motor from complete stop, provide a soft start feature and provide ongoing energy savings while the motor runs. Almost all motor starters are electromechanical devices whose basic design has not changed for 50 years. Every three phase industrial or commercial motor throughout the world requires a motor starter.

        Our Solid State Motor Starter offers the following advantages compared to its existing electromechanical counterpart:

  1.
  It is smaller, lighter and more reliable,

  2.
  It saves energy,

  3.
  The soft-start and energy saving feature reduce wear and tear on the motor and the surrounding electrical and mechanical systems and,

  4.
  Motor life is extended and reliability increased with reduced repair and maintenance costs.

        Before being ready for commercial marketing, certain improvements have to be implemented, including but not limited to the following: (1) the unit needs to be redesigned to facilitate selection of power levels to match National Electrical Manufacturing Association ("NEMA") ratings for existing starters; (2) research must be conducted to design a unit for larger motor applications (10 to 200 horsepower range); and (3) the approval of Underwriters Laboratories must be obtained for each category of starter.

        2.    Single-Phase Controller.    We have developed prototype single-phase controllers that currently provide energy savings without soft start capabilities. The goal of this project is to develop a product that can be installed on single-phase motors as a retrofit and also constitute an OEM product that can be installed at the factory. This product in prototype form has recently been tested on commercial coffee grinders with a large retail chain in Canada and on "slushie" machines. We believe, but have not extensively tested, that the technology should show positive results and energy savings on such appliances as clothes dryers and washing machines and some home refrigerators. We believe this single phase product will have significant applications in the appliance market, a very large market on its own.

Manufacturing and Facilities

        Currently, we have an arrangement with a manufacturer in the electronics industry, Q.C. Corporation d/b/a System Controls located in Livonia, Michigan. System Controls manufactures units for us on an as-needed basis. Under the arrangement, we issue a purchase order to System Controls that outlines, among other things, the number of units to be manufactured and the price per unit. System Controls is under no obligation to accept the order and we are under no obligation to use System Controls for our manufacturing needs. We believe the arrangement with System Controls has been mutually beneficial to both parties and expect that the relationship will continue. We also believe that System Controls has the ability to meet our near-term production needs and we would be successful in finding alternative manufacturers should System Controls not be available to manufacture the product. We are currently qualifying a second contract manufacturer, Cole Industries, in Las Vegas, Nevada, and expect that this company will be able to manufacture our product successfully. We maintain offices only in Floral Park, New York, and Las Vegas, Nevada. Our administrative and sales will be headquartered in Las Vegas and R&D will be conducted at our facility in Floral Park.

Employees

        As of September 30, 2005, we had 11 full-time employees. Relations with our employees are good.

Source of Supply and Availability of Raw Materials

        The performance controller has been designed to use a majority of standard, off-the-shelf, easily acquired components. Such components have been used in over 3,500 units, and are items readily available worldwide to our manufacturing partners at competitive prices. They also come in standard and miniature versions and offer us large latitude in product design. The performance controller uses a combination of components. Although we believe that most of the key components required for the production of its products are currently available in sufficient production quantities from multiple sources, there can be no assurance that they will remain so readily available.

Customers

        We currently do business with approximately 30 customers. Of this number, four customers accounted for 60% of our gross revenues in 2004. These customers and their respective gross revenue percentages are KONE, Inc. (23%), The George Washington University (11%), The May Department Stores (13%), and Weibermachine (13%). In light of our intentions to focus our business on OEMs in the elevator, oil field pump and manufacturing industries, we are, and may continue to be, dependent upon a small number of customers. Accordingly, the loss of one or more of these customers is likely to have a material adverse effect on our business.

Intellectual Property

        We currently rely on a combination of trade secrets, non-disclosure agreements and a patent to establish and protect the proprietary rights in our products. These mechanisms do not necessarily provide us with any competitive advantages. Furthermore, others may independently develop similar technologies, or duplicate or "reverse engineer" the proprietary aspects of our technology.

        We have one U.S. patent issued with respect to our products. The "Balanced and Synchronized Phase Detector for an AC Induction Motor Controller," No. 5,821,726, was issued on October 13, 1998 and expires in 2017. This patent covers improvements to the technology under the NASA License Agreement (described below), which were developed by us. We believe this patent protects our intellectual property position beyond the expiration of the NASA License Agreement because:

  •
  the circuitry covered by our patent more effectively reduces the motor vibration; and

  •
  the circuitry eliminates most of the balance and synchronization problems that are created by other energy saving motor controllers, including those that use the NASA technology.

        We do not have patent protection outside of the United States and South Africa. In fact, we believe that a Chinese company has copied our technology, as well as our logo and general Website appearance, and is selling a competing product.

        We believe that our products and other proprietary rights do not infringe on any proprietary rights possessed by third parties. However, third parties may assert infringement claims in the future, the defense costs of which could be substantial.

        We have obtained U.S. Trademark registration of the Power Commander® mark.

NASA License Agreement

        We had been the exclusive United States licensee of certain power factor controller technology owned by the United States of America, as represented by NASA. This license agreement covered the United States and its territories and possessions and did not require us to pay royalties to NASA in connection with our sale of products employing technology utilizing the licensed patents. Our rights under the license agreement were non-transferable and were not to be sublicensed without NASA's consent. The license agreement terminated on December 16, 2002, with the expiration of all of the licensed patents.

Government Regulation

        We are not required to be certified by any government agencies. However, our products are manufactured to comply with specific Underwriters' Laboratory codes that meet national safety standards. Presently, our products comply with UL 508 Industrial Control Equipment and the Company has also received certification meeting Canadian Standards Association ("CSA") CSA-B44.1-96/ASME-17.5-1996 Elevator and Escalator Electrical Equipment. Our products are also CE compliant. The CE certificate number is C1282PEC1.TLS.doc. The Department of Commerce does not require our technology to be certified for export. Our industrial code is 421610 and the SIC code is 5063.

Deregulation of Electrical Energy and the Energy Industry

        Sales of our product are not dependant on continued deregulation of the electrical energy market because our products can be sold in regulated and deregulated markets. However, state and utility incentive programs can provide an additional source of investment return (in the form of an incentive payment or rebate) for companies and public-sector entities purchasing our product and future projects.

Effect of Environmental Regulations

        We are not aware of any federal, state, or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment with which compliance by us has had, or is expected to have, a material effect upon our capital expenditures, earnings, or competitive position.

Description of Property

        Our corporate office space is located at 3900 Paradise Road, Suite 283, Las Vegas, Nevada 89109 and shared with one of our major investors, Summit, under a sublease with a management company wholly owned by our CEO and described under "Certain Relationships And Related Party Transactions" below. Upon the commencement of the new employment agreements with Messrs. Strasser and Lackland, effective June 1, 2005, we terminated this agreement and have assumed all payments for the office lease at a rental of $3,700 per month through the end of the lease term in May 2007. We also lease office space in Floral Park, New York for research and development activities on a month to month basis at a rental of $1,000 per month.

Legal Proceedings

        We have recently settled litigation with the owner of the former office space in Livonia, Michigan. We vacated in 2004. Under the settlement we have paid our former landlord $50,000 in cash and will pay the former landlord an additional $50,000 in 18 monthly installments of $2,778 each month. After application of our accrued loss contingency reserve, we recognized a loss of approximately $65,000 on our September 30, 2005 financial statements.

MANAGEMENT

Directors and Executive Officers

        The following table provides information regarding our directors and executive officers:

Name	Age	Positions with the Company
Steven Strasser	56	Chairman of the Board and CEO
Nicholas Anderson	70	Chief Technology Officer, Founder, Director
John (BJ) Lackland	34	Chief Financial and Operating Officer, Director
Scott Lanning	42	General Manager of Sales
Richard Trussler	48	Director of Engineering
Gary Rado	65	Director
Eric Naroian	43	Director
Ray Skiptunis	61	Director
Richard Pulford	58	Director
Leonard Bellezza	56	Director

        Steven Strasser—Chairman and CEO. Mr. Strasser is Managing Director and founder of Summit, a private equity firm that focuses on investing in and acquiring companies that provide energy efficiency technologies and solutions. Previously, Mr. Strasser was the founder and CEO of Northwest Power Enterprises. Over its seventeen-year history, Northwest Power Enterprises and its predecessor companies were involved in multiple aspects of the energy development business. The company developed sites for gas-fired power plants in the Northwest, including development of sites in excess of 3,000 MW, and sold three sites to nationally recognized power generating companies, totaling approximately 2,000 MW. Mr. Strasser's background is as an attorney and developer. He has received law degrees from the McGill University, Montreal Canada and the University of Washington, Seattle, Washington. He practiced law for approximately fifteen years, specializing in finance, real estate and international law both in Canada and the United States. Mr. Strasser is a former member of the Washington State Bar Association, and a current member of the American and Canadian Bar Associations.

        Nicholas Anderson—Chief Technical Officer, Director and Founder. Nicholas Anderson currently serves as our Chief Technical Officer, and he has been Director of Energy Services of Coyne Electrical Contracting, Inc., a major electrical service organization based in New York, New York. From 1988 to 1992, Mr. Anderson was the founder and CEO of Power Reducing Equipment, Inc., a company formed to develop products to reduce energy consumption in AC motors. During this period, Mr. Anderson obtained a patent for our technology, which patent was issued in April 1994 and transferred to us. From 1980 to 1988, Mr. Anderson was President of Commander Control, Inc., a subsidiary of Endless Energy Corporation, a conglomerate involved in the manufacture and sale of various energy saving products. In this capacity, Mr. Anderson was responsible for designing a complete line of motor controllers and for manufacturing various energy products including controllers in South Korea and Hong Kong. Mr. Anderson was also responsible for creating a worldwide distribution network for motor controllers including the U.S., the United Kingdom, Belgium, Greece, Japan, Hong Kong, South Korea, China, Venezuela and the Dominican Republic.

        Mr. Anderson attended the City College School of Engineering, and received a certification in Electronics Design from Manhattan Technical Institute in 1957.

        John (BJ) Lackland—Chief Financial and Operating Officer and Director. Mr. Lackland is a Vice President and Director of Summit. Prior to joining Summit, BJ was the Director of Strategic Relations at Encompass Globalization, where he was in charge of strategic alliances and mergers and acquisitions. Prior to Encompass, he was the Director of Strategic Planning and Corporate Development at an

Internet business development consulting company, where he was in charge of strategic planning and investor relations. BJ has also served as an independent consultant to Fortune 1,000 companies and startups. BJ also worked at The National Bureau of Asian Research, an internationally acclaimed think tank focusing on U.S. policy toward Asia, where he led economic and political research projects for Microsoft, Dell, Compaq and U.S. government agencies.

        BJ earned an M.B.A. from the University of Washington Business School, an M.A. in Asian Studies from the University of Washington's Jackson School of International Studies, and a B.A. in Politics, Philosophy and Economics from Claremont McKenna College.

        Scott Lanning—General Manager of Sales. Prior to joining Power Efficiency, Mr. Lanning was Manager/Salesman for Stusser Electric Company, Bellevue and Seattle, WA. He managed Stusser's Automation Technology Group and the Bellevue location where he built and inspired an outstanding sales team and returned the Bellevue location to profitability in less than one year. Mr. Lanning has been selling related equipment for almost twenty years in the Pacific North-west and held various sales and managerial positions at Telemecanique/Square D, Allen-Bradley Company and at Consolidated Electrical Distributors.

        Mr. Lanning graduated with honors in the Electronics Program at Columbia Basin College, Pasco, WA, where he earned an A.S., Electronic Technology degree. He then went on to Central Washington University, Ellensburg, WA, where he earned a B.S. degree in Electronic Engineering Technology in 1988. While at CWU he completed all three fields of study—Emphasis in Power and Control Systems, Communications and Power Distribution—instead of only the one required. He is currently a resident of Kirkland, WA and will soon be relocating to Las Vegas.

        Richard Trussler—Director of Engineering. Mr. Trussler started work as a Manufacturing Engineer at Jaguar Rover Cars working on the "Mini-Metro", Land Rovers and Jaguars". Mr Trussler became a Mechanical Engineer at GEC, and as a Structural Engineering expert designing highly stressed equipment for "Upholder" Class Submarines and "Broadsword" Class Frigates. He designed the "HMC1172" MV Motor Starter, and taught himself electrical and electronic engineering, becoming a Senior Electrical Engineer working on "Gemdrive" VF Drives. As Section Leader, Mr. Trussler designed the "Gempower" UPS, and then as Project Manager, Developments designed "HWX" Medium Voltage Switchgear. He became Engineering Manager for Eaton Cutler-Hammer UK then took on product management as Commercial and Engineering Manager, ending up as Operations Manager Designate for the last 3 months in the UK. Mr. Trussler then moved to Eaton Electrical in Pittsburgh to create and manage the IEC Design Centre developing the "USP" modular enclosure system and using this "Trilogy" LV switchgear and control-gear and MV switchgear. When the centre was due to move to the UK, Mr. Trussler became Engineering Director at Kingston in Tennessee, developing electromechanical timers, range locks and icemaker motors for the appliance industry, before moving to PEC.

        Mr. Trussler is a former volunteer Observer in the Royal Observer Corps, Royal Air Force, chosen to represent Coventry Group Control at the Corps stand down ceremony in London. He is a former member of the Rotary Club of Exmouth Raleigh, UK and then of the Rotary Club of Upper St. Clair in Pittsburgh.

        Gary Rado—Director. Mr. Rado was with Casio Inc. as an executive VP responsible for marketing and sales of the digital camera business. After 3 years he was promoted to President of the U.S. Company for 3 years. Mr. Rado retired in April of 2002. Before Casio Inc., Mr. Rado was with Texas Instruments Inc. for 21 years. He moved from District Sales Manager to Area Sales Manager to National Sales Manager of the Consumer Products Division. This division was responsible for Home Computer, calculator and educational products such as Speak and Spell. Mr. Rado was then promoted to Division Manager of Consumer Products worldwide and VP of marketing and sales. He ran the division for 7 years, with two years of running the division while based in Europe. Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

        Eric Naroian—Director. Eric Naroian was elected to our board of directors on November 29, 2005. Mr. Naroian was previously the Executive Vice President of Sales and Marketing for Sanmina-SCI Corporation, a leading electronics manufacturing service provider. When Mr. Naroian joined the company in 1993, Sanmina had 25 sales persons and $60 million in sales, when he retired in 2004, he managed over 400 sales persons and the company had grown to over $10 billion in annual sales. Mr. Naroian, as the Senior Vice President, also helped Dynamic Details, Inc., a provider of time-critical electronics manufacturing services, become profitable by rapidly increasing sales and eventually going public. He received his B.S. in business administration from Northeastern University in 1987.

        Raymond J. Skiptunis—Director. Mr. Skiptunis has been a self employed business consultant since October of 2003. From November of 2001 through October of 2003, Mr. Skiptunis worked with us in various capacities, including consultant, CFO and interim CEO. From January of 1997 through November of 2001, Mr. Skiptunis was a self employed business consultant. Mr. Skiptunis earned a Bachelor of Science in Accounting from Rutgers University.

        Richard D. Pulford—Director. Mr. Pulford has been President of Corporate Strategies, Inc. since 1981. Corporate Strategies, Inc. provides investment banking services in the Great Lakes region.

        Leonard Bellezza—Director. Len Bellezza has provided leadership, direction, and consultation to the nation's largest retailers in the areas of merchandise management, product development, logistics, merchandise information systems, strategic sourcing, customer relationship management, store operations, category optimization and product development strategies. Mr. Bellezza has been a board member for three years. He is also a director for Abacus Solutions, LLC ("Abacus"), a premier consulting firm. Prior to joining Abacus, Mr. Bellezza was director in retail strategy and operations for Deloitte & Touche USA LLP ("Deloitte"). Prior to Deloitte, he worked at Frederick Atkins Inc. ("Atkins"), where he served as Vice President and a member of the Operating Committee. Atkins developed and sourced apparel and home store merchandise for 28 department store groups. While at Atkins, he directed operations, global logistics, and merchandise processing facilities, and technology. He developed an overall sourcing strategy with key agencies in the Far East, negotiated global logistics contracts with consolidators, freight forwarders and custom brokers. Prior to joining Atkins, Mr. Bellezza enjoyed a 20-year long career at Federated Department Stores, Inc., d/b/a Macy's ("Macy's"). At Macy's, he performed numerous roles, rising from training squad through various merchandising roles, to positions including Senior Vice President for Profit and Loss Strategy, Senior Vice President for Merchandise Processing, and Senior Vice President for Information Technology. He formulated the overall merchandise plan for Macy's in concert with the merchandising organization. This included vendor selection, private label development, buying line structure, and sales promotion while coordinating all activities of sales supporting elements

        In the early 1990's, Mr. Bellezza was involved in an enforcement proceeding with the Commission for insider trading. Mr. Bellezza received investment advice from a business associate between August 1989 and September 1991, relating to several stocks including Norton, Stanley, Square D, Time Warner, and Motel Six. In 1992, the Commission determined that the information he had received constituted information not available to the general public and that he had engaged in stock transactions while in possession of that information. On September 17, 1992, Mr. Bellezza agreed to pay back gains of approximately $51,000. Later, the Commission and Mr. Bellezza reached an agreement whereby he would pay a penalty on those gains of approximately $150,000. The penalty was paid in installments with the final installment being paid in 1997.

        Mr. Bellezza is a veteran of the U.S Army, serving as both a Tactical Intelligence Officer and Armor Unit Commander. He received a B.A. in Economics and an M.B.A. from Rutgers University.

Board Committees

        Our board of directors has an audit committee and a compensation committee. Our board of directors may also establish in the future any other committees that it deems necessary or advisable.

        Audit Committee.    Currently our entire board of directors is functioning as our audit committee. Our audit committee, among other things:

  •
  selects the independent auditors, considering independence and effectiveness;

  •
  discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;

  •
  considers the adequacy of our internal accounting controls and audit proceeds;

  •
  reviews and approves all audit and non-audit services to be performed by the independent auditors; and

  •
  administers the whistleblower policy.

        The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors and for overseeing their work.

        Up to December 31, 2004, we had a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act or 1934, as amended (the "Exchange Act"). Until recently, Mr. Lackland was the sole member and chairman of the committee. In September 2004, Mr. Lackland became our Interim Chief Financial Officer and therefore had to resign from the audit committee. At that time, Mr. Rick Pulford, a director, became the sole member of the audit committee on a temporary basis, and as of December 31, 2004, Mr. Pulford was the committee's sole member. As Mr. Pulford agreed only to serve on the audit committee on a temporary basis, on February 10, 2005, the board of directors dissolved the audit committee because there were no independent directors willing to serve on it. The board of directors desires to locate and form an audit committee as soon as willing and qualified directors can be identified and retained. Until that time, the board of directors as a whole has taken on the audit committee functions.

        Compensation Committee.    The sole member of our compensation committee is Raymond Skiptunis, who qualifies as an independent director under current NASDAQ and SEC rules and regulations. Mr. Skiptunis chairs the compensation committee. Our compensation committee, among other things:

  •
  recommends to the board of directors the compensation level of the executive officers;

  •
  reviews and makes recommendations to our board of directors with respect to our equity incentive plans;

  •
  establishes and reviews general policies relating to compensation and benefits of our employees.

Compensation Committee Interlocks and Insider Participation

        Except for Mr. Skiptunis' prior service as an officer which terminated in October 2003, none of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

        Non-employee directors have recently received 100,000 options per year for their board service.

Executive Compensation

        The following table sets forth all compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2004, 2003 and 2002. Individuals we refer to as our "named executive officers" include our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2004.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Option/ Warrants
Steven S. Strasser Chairman and Chief Executive Officer	2004 2003 2002	$60,000 — —		— — —	— — —	600,000 — —
Nicholas Anderson Director and Chief Technical Officer	2004 2003 2002	$60,000 156,000 138,000	*	— — —	— — —	500,000 — —
Richard Koch Director and Former Chief Executive Officer	2004 2003 2002	$240,000 240,000 —	**	— —	— —	— 21,354 —

*
Mr. Anderson signed a salary reduction agreement on October 20, 2004, reducing his salary from $174,000 to $60,000 effective September 1, 2004.

**
Mr. Koch resigned as Chief Executive Officer on August 27, 2004.

        During 2004, we hired the following officers: Steven Strasser, Chief Executive Officer, $60,000; John (BJ) Lackland, Chief Financial Officer, $60,000. Along with Nick Anderson, the Company's Chief Technology Officer, these two individuals comprise our current executive officers. Effective June 1, 2005, the Company entered into employment agreements with the above officers with altered compensation plans. Please see the section below entitled "Compensation Agreements".

Options and Warrants

        The following table shows all stock options granted during the nine months ended September 30, 2005 to the executive officers named in the Summary Compensation Table. These options were granted under our 2000 Plan established by our board of directors in March 2003 and September 2003, respectively. No stock appreciation rights were granted during 2004.

Option Grants in 2005 Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
		Percentage of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price in Dollars per Share	Market Price on Date of Grant
Name	Number of securities underlying Options Granted(1)				Expiration Date
						5%	10%
Steven Strasser	2,727,270	26.26%	$0.22	$0.20	5/30/10	$288,488	$814,768
Steven Strasser	1,885,230	17.45%	$0.20	$0.20	5/30/15	$237,122	$600,914
Nicholas Anderson	150,000	1.39%	$0.65	$0.31	2/09/15	$(21,756)	$23,109
Nicholas Anderson	2,000,000	18.52%	$0.20	$0.20	5/30/10	$251,558	$637,497
John (BJ) Lackland	2,212,500	20.48%	$0.20	$0.20	5/30/15	$278,286	$705,231

(1)
Each option vests over a three-to-five year period, with some already vested, and some yet to be vested. The exercise price of each option shown in the table was equal to or greater than the fair market value of the stock on the date of grant, and all options have ten-year terms. Vesting for each option accelerates in the event of a change of control, including a merger, sale or liquidation.

(2)
In 2005, we granted options to purchase a total of 11,250,000 shares to employees, directors and consultants under our stock option plan.

(3)
The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted. The price appreciation assumptions are required disclosures under the rules of the Commission and are not to be viewed as any expectation or prediction by us of the future value of the underlying Common Stock.

        The following table sets forth information concerning unexercised options and warrants and options held by our executive officers as of September 30, 2005, and their exercise of options and warrants during the nine months ended September 30, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at 9/30/05		Value of Unexercised in the Money Options at 9/30/05
Name	Shares Acquired or Exercised(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Strasser	—	$—	—	4,612,500	$—	$—
Nicholas Anderson	—	$—	75,000	2,075,000	$—	$—
John (B.J.) Lackland	—	$—	—	2,212,500	$—	$—

Employment Contracts, Termination of Employment Arrangements and Change of Control Agreements

        On June 1, 2005, we entered into employment agreements with Steven Strasser as Chief Executive Officer, BJ Lackland as Chief Operating and Financial Officer, and Nicholas Anderson as Chief Technology Officer. The term of each agreement will be five years. In the event of a defined change in control of the Company, each agreement will provide for accelerated vesting of stock options and a cash severance payment equal to 2.99 times the executive's then current salary and previous year's bonus.

        The following table sets forth the material financial terms of the agreements for each executive:

Name	Salary(1)	Bonus		Common Stock Options(6)
Steven Strasser	$275,000(2)		(5)	3,000,000
BJ Lackland	$175,000(3)			1,800,000
Nicholas Anderson	$215,000(4)			2,000,000

(1)
To be increased annually by at least 5% of prior year.

(2)
First year's salary to be paid $60,000 in cash and options to purchase 1,612,500 shares of Common Stock at an exercise price equal to not less than market at date of grant in lieu of remaining cash vesting quarterly over one year.

(3)
First year's salary to be paid $120,000 in cash and options to purchase 412,500 shares of Common Stock at an exercise price equal to market at date of grant in lieu of remaining cash vesting quarterly over one year.

(4)
To be paid in cash.

(5)
At the Board's discretion.

(6)
Vesting evenly and quarterly over five years.

        In the case of Mr. Anderson, the new employment agreement will supercede a previous employment agreement dated April 1, 2001, and salary reduction agreement entered into on October 20, 2004.

        On November 7, 2002, we entered into an employment and deferred compensation agreement with Raymond Skiptunis, our Chief Executive Officer and Chief Financial Officer at the time. This agreement was terminated through a settlement and release agreement dated June 7, 2003. On January 8, 2004, we settled this obligation in full by issuing 15,397 shares of common stock to the former officer. This number of shares equaled the amount of deferred compensation owing under the agreement divided by our stock price on January 8th, 2004.

        On June 12, 2003, we entered into an employment agreement with Richard Koch, a new Chief Executive Officer. In addition to a base salary, this individual also received 142,857 stock options, which will vest over a five-year period. On August 27, 2004, this Chief Executive Officer resigned, and we reached a settlement agreement that included the payment of some accrued wages and vacation in cash, some payment over time through an unsecured note with a principal balance of $25,334, and the issuance of 85,000 warrants, valued at approximately $22,000, for the purchase of our common stock in lieu of cash payment. The warrants expire five years from the date of issuance.

        On September 15, 2003, the Company entered into an employment agreement with Keith Collin, a new Chief Financial Officer. In September 2004 this Chief Financial Officer resigned. We reached a settlement and consulting agreement with this then former officer that included payment of a back salary in cash over several months as well as payments of cash and 35,000 warrants, which were valued at approximately $9,000, for consulting services. In October 2004 the former officer also agreed to accept 15,000 warrants in lieu of some of the accrued wages. All warrants issued to this former officer expire five years after issuance.

Stock Option Plans

        As of September 30, 2005, we had an aggregate of 15,071,429 shares of Common Stock available for issuance under our stock plans. The following is a description of our plans.

2000 Stock Option and Restricted Stock Plan, or the 2000 Plan

        The 2000 Plan, was adopted by our board of directors and our stockholders in 2000. On September 8, 2003, the 2000 Plan was amended and restated. As of September 30, 2005, no restricted shares of Common Stock have been issued, and none of the outstanding options to purchase 12,404,989 shares of our Common Stock have been exercised pursuant to the 2000 Plan.

        Share Reserve.    Under the 2000 Plan, we have initially reserved for issuance an aggregate of 15,000,000 shares.

        Administration.    The 2000 Plan is administered by the board of directors. The stock option awards qualify as "performance-based-compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, with two or more outside directors within the meaning of Section 162(m) of the Code. The board of directors has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.

        Eligibility.    Awards under the 2000 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

        Options.    With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Stock Awards.    The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria. The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. The administrator will determine the level of achievement of performance criteria. Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

        Adjustments upon Merger or Change in Control.    The 2000 Plan provides that in the event of a merger with or into another corporation or a "change in control," including the sale of all or substantially all of our assets, and certain other events, our board of directors (or a committee of the board of directors) may, in its discretion, provide for some or all of:

  •
  assumption or substitution of, or adjustment to, each outstanding award;

  •
  acceleration of the vesting of options and stock appreciation rights;

  •
  termination of any restrictions on stock awards or cash awards; or

  •
  cancellation of awards in exchange for a cash payment to the participant.

        Amendment and Termination.    The board of directors has the authority to amend, alter or discontinue the 2000 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

The 1994 Plan

        Prior to the adoption of the 2000 Plan, our board adopted a stock option plan reserving a total of 71,429 shares, which we refer to as the 1994 Plan. The 1994 Plan was adopted in 1994, however, no new grants from this plan are available. Options with respect to 66,232 shares are outstanding under the 1994 Plan as of December 31, 2004. The 1994 Plan provides for the issuance of non-statutory stock options to our employees, directors and consultants, with an exercise price equal to the fair market value of our Common Stock on the date of grant. All options granted under the 1994 Plan are fully vested. No additional options may be granted under the 1994 Plan.

Limitation of Liability and Indemnification of Directors and Officers

        Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

        In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

        We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

        Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Northwest Power Management, Inc.

        On November 18, 2004, our board of directors ratified an agreement with Northwest Power Management, Inc. ("NPM"), a management company wholly owned by Steven Strasser, our current Chief Executive Officer. Under the agreement, we paid NPM a fee of $20,000 per month which is applied to a rental under a sublease of office space in Las Vegas, Nevada from NPM to us, including general office expenses and utilities, and the then current salaries and benefits for our Chief Executive Officer and Interim Chief Financial Officer. The parties agreed to terminate this agreement effective June 1, 2005 in connection with the Employment Agreements for Mr. Strasser and Mr. Lackland.

Relationship with Summit, Steven Strasser and John (BJ) Lackland

        Mr. Strasser, our CEO, owns 99.5% of Summit. Mr. Lackland, our COO and CFO, owns 0.5% of Summit. Summit owns 6,803,901 shares of our Common Stock and voting equivalents. The total voting power currently represented by Summit's ownership of our Common Stock and voting equivalents is 29%. In addition, Summit owns 2,000,000 shares Common Stock, Mr. Strasser owns beneficially 854,125 shares of Common Stock, and Mr. Lackland owns beneficially 378,125 shares of Common Stock, in each case issuable on the exercise of options and warrants exercisable within 60 days of September 30, 2005.

        The following summarizes transactions resulting in the issuance of our equity securities to Summit over the last two years:

  •
  On October 30, 2003, Summit converted a revolving credit note evidencing $1,046,896 in outstanding principal and interest into 982,504 shares of Series A-1 Stock.

  •
  On February 18, 2004, Summit acquired 3,124,102 shares of Common Stock through exercise of a warrant issued to Summit in connection with the above revolving credit transaction and an investment in Series A-1 Convertible Preferred Stock I June 2002. The exercise price was the cancellation and surrender of the warrant.

  •
  On April 28, 2004, Summit acquired 1,204,819 shares of our Series A-1 Stock, convertible into 1,000,000 shares of Common Stock, for a total purchase price of $200,000 in cash. As part of the transaction, we issued to Summit five-year warrants to purchase 500,000 shares of our Common Stock at an exercise price per share equal to twice the average closing bid price per share for the five days preceding the date the warrants are issued.

  •
  On July 8, 2005, Summit acquired 3,000,000 shares of our Common Stock for a total purchase price of $600,000. As part of the transaction, Summit converted a $300,000 note payable into Common Stock. Summit was also issued 1,500,000 warrants in connection with this transaction.

  •
  Also on July 8, 2005, Summit converted 2,785,969 shares of our Series A-1 Convertible Preferred Stock into 2,315,203 shares of Common Stock.

Relationship with Commerce Energy Corporation and Commerce Energy Group

        Commerce Energy Group, directly and through its wholly owned subsidiary, Commerce Energy Corporation, owns 3,249,049 shares of our Common Stock. The total voting power currently represented by Commerce's ownership of our Common and Convertible Preferred Stock is 14%.

        Until June of 2004, Commerce was a member of Summit. At that time Summit was reorganized and Commerce ceased to be a member of Summit. Summit received the Common and Preferred Shares it now owns as a distribution in connection with the reorganization.

        On April 28, 2005, Commerce Energy Group agreed to acquire an additional 180,723 shares of our Series A-1 Stock convertible into 150,000 shares of our Common Stock in consideration of the cancellation of a license agreement with us. As part of the transaction, we issued to Commerce Energy Group five-year warrants to purchase 75,000 shares of our Common Stock at an exercise price per share equal to twice the average closing bid price per share for the five days preceding the date the warrants are issued.

        On July 8, 2005 Commerce Energy Group converted 1,928,310 shares of our Series A-1 Convertible Preferred Stock into 1,603,645 shares of our Common Stock.

Agreements with Officers and Directors

        We will enter and expect to continue to enter into indemnification agreements with our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. See "Management—Limitation of Liability and Indemnification of Directors and Officers."

SELLING STOCKHOLDERS

        The following table provides certain information with respect to the selling stockholders' beneficial ownership of our Common Stock as of September 30, 2005 and as adjusted to give effect to the sale of all of the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this prospectus. The selling stockholders may choose not to sell any of the shares offered by this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of Common Stock underlying outstanding shares of our Series A preferred stock, convertible debentures, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days from the date of this prospectus are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 23,439,166 shares of Common Stock outstanding as of September 30, 2005. We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders.

        Except as noted below, none of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

        Except as described below, to our knowledge, none of the selling stockholders within the past three years has had any material relationship with us or any of our predecessors or affiliates:

	Shares of Common Stock Beneficially Owned Prior to Offering (All exercisable within 60 days of Prospectus)				Shares of Common Stock Beneficially Owned After Offering
			Number of Shares of Common Stock Registered for Sale (All exercisable within 60 days of Prospectus)
Selling Stockholder	Number of Shares	Percent		Total Number of Shares of Common Stock Registered for Sale	Number of Shares	Percent
Nick Anderson(2) 1536 208th Street Bayside, NY 11360	768,137	3%	509,831	2,734,831	258,306	1%
Anthony Caputo 1155 Colonial Way Bridgewater, NJ 08807	213,272	1%	18,831	18,831	194,441	1%
R. Scott Caputo 1155 Colonial Way Bridgewater, NJ 08807	25,713	*	25,713	25,713	—	—
Gerard S. Difiore P.O. Box 23416 Newark, NJ 07198	4,285	*	4,285	4,285	—	—
Norbert Mayer(2) 576 Grassy Hill Road Orange, CT 06477	34,284	*	34,284	109,284	—	—
Scott Straka(2) Hitachi America Ltd. 50 Prospect Ave Tarrytown, NY 10591	14,284	*	14,284	14,284	—	—
Doug Finch(2) 1300 West Franklin St. Jackson, MI 89109	11,428	*	11,428	11,428	—	—
Leonard Bellezza(2) 79 Talltimber Rd. Middletown, NJ 07748	97,069	*	88,426	188,426	8,643	*
Art Marsh Blue Mountain Investments 7386 Fairway Lane Parker, CO 80134	1,428	*	1,428	1,428	—	—
Raymond Skiptunis(2)(5) 4133 Demoline Circle Las Vegas, NV 89141	133,539	1%	111,000	211,000	22,539	*
Charles Mataya 2 Locust Drive Helmetta, NJ 08828	30,000	*	30,000	30,000	—	—
Timothy Franzen(2) 260 E. Flamingo Road, #311 Las Vegas, NV 89109	7,143	*	7,143	7,143	—	—

Joan Dziena 865 UN Plaza, #16E New York, NY 10017	1,214	*	1,214	1,214	—	—
Richard Koch(2) 1604 Sound Watch Dr. Wilmington, NC 28409	154,666	1%	106,354	106,354	48,312	*
Keith Collin(2)(3) 547 McKinley Plymouth, MI 48170	50,000	*	50,000	50,000	—	—
Ron Heagle 5533 Bilbao Place Sarasota, FL 34238	100,000	*	100,000	100,000	—	—
Rick Pulford(2) 3000 Town Center, Suite 540 Southfield, MI 48075	168,551	1%	25,000	125,000	143,551	—
John "BJ" Lackland(2) 3900 Paradise Road, Suite 283 Las Vegas, NV 89109	378,125	2%	378,125	2,587,500	—	—
Don Fields(2) 11642 Deer Forest Road Reston, VA 20194	200,000	1%	200,000	300,000	—	—
Nils Weibull(2) 1689 W. Huron River Drive Ann Arbor, MI 48103	118,000	1%	118,000	118,000	—	—
Dan Koch 301 W 10th St, Apt 203 Charlotte, NC 28202	39,000	*	39,000	39,000	—	—
Brian Chan 3900 Paradise Road, Suite 283 Las Vegas, NV 89109	—	—	—	300,000	—	—
George Boyadjieff 18772 Colony Circle Villa Park, CA 92861	150,000	1%	150,000	450,000	—	—
Scott Lanning 3900 Paradise Road, Suite 283 Las Vegas, NV 89109	—	—	—	500,000	—	—
Stephen Foster 3900 Paradise Road, Suite 283 Las Vegas, NV 89109	—	—	—	200,000	—	—
Richard Trussler 3900 Paradise Road, Suite 283 Las Vegas, NV 89109	—	—	—	300,000	—	—
Gary Rado 16 Chesterfield Drive Warren, NJ 07059	—	—	—	100,000	—	—

Eric Naroian 3344 Birchwood Park Circle Las Vegas, NV 89141	—	—	—	100,000	—	—
Herbert Soroca(6) Bear Stearns Securities Corp One Metro Center Brooklyn, NY 11201-3859	129,780	1%	129,780	129,780	—	—
Bradley Reifer(6) 123 Fraleigh Hill Rd. Millbrook, NY 12545	101,828	*	101,828	101,828	—	—
Herman Gross 12 Jordan Drive Great Neck, NY 11021	1,153,850	5%	1,153,850	1,153,850	—	—
Allan Duffy 741 Bayshore Drive, Apt. 14 Fort Lauderdale, FL 33304	57,693	*	57,693	57,693	—	—
Danny Guifoile(6) 650 5th Avenue, 6th Floor New York, NY 10019	30,894	*	30,894	30,894	—	—
Patricia R. Schwarz 740 Pinehurst Way Palm Beach Gardens, FL 33418	57,693	*	57,693	57,693	—	—
David H. Schwartz 740 Pinehurst Way Palm Beach Gardens, FL 33418	57,693	*	57,693	57,693	—	—
Kevin Fisher Bear Stearns Security Corp One Metrotech Center North Brooklyn, NY 11201-3859	28,847	*	28,847	28,847	—	—
Abacus Solutions 745 5th Avenue New York, NY 10151	100,000	*	100,000	100,000	—	—
Justin Bellezza 500 Washington Avenue Carlstadt, NJ 07072	1,000	*	1,000	1,000	—	—
Steven Sacharoff 500 Washington Avenue Carlstadt, NJ 07072	33,000	*	33,000	33,000	—	—
Bernard Geik 500 Washington Avenue Carlstadt, NJ 07072	33,000	*	33,000	33,000	—	—
Domimick Rizzitano 500 Washington Avenue Carlstadt, NJ 07072	33,000	*	33,000	33,000	—	—

DB Max 8520 Roundhill Ct. Saline, MI 48176	700	*	700	700	—	—
Reed Smith LLP P.O. Box 23416 Newark, NJ 07198	150,000	1%	150,000	150,000	—	—
Richard A. Ackner 14643 Draft House Lane Wellington, FL 33414	375,000	2%	375,000	375,000	—	—
Daniel Anderson 4409 Willow Creek Circle Bellbrook, OH 45305	75,000	*	75,000	75,000	—	—
Bryan Arakelian 7110 N. Fresno Street Suite 410 Fresno, CA 93720	150,000	1%	150,000	150,000	—	—
Robert F. Arnold & Susan L. Arnold JR WROS 2 Fielding Street Wakefield, MA 01880	150,000	1%	150,000	150,000	—	—
Paul J. Bargiel 100 West Monroe Suite 902 Chicago, IL 60603	112,500	*	112,500	112,500	—	—
John J. Bender 2803 22nd Street S. Lacrosse, WI 54601	300,000	1%	300,000	300,000	—	—
Berkowitz and Garfinkel D.D.S., P.A. Employees' Pension Plan D/T/D 7/1/1972 Mark Berkowitz & Eric Garfinkel Trustees 17 Country Club Lane Marlboro, NJ 07746	187,500	1%	187,500	187,500	—	—
Lester B. Boelter 50 Shady Oak Court Winona, MN 55987	375,000	2%	375,000	375,000	—	—
Ron Boyer 1132 SW 19th Avenue Suite 612 Portland, OR 97205	375,000	2%	375,000	375,000	—	—
Robert H. Brackman 5309 Crave Avenue E Port Orchard, WA 98366	225,000	1%	225,000	225,000	—	—

Keith Buhrdorf 4582 South Vister Steet Suite 550 Denver, CO 80237	375,000	2%	375,000	375,000	—	—
Jeffrey Davis 383 North West 112th Ave Coral Springs, FL 33071	187,500	1%	187,500	187,500	—	—
James Demarco & Rose Demarco JT WROS 274 Rose Avenue Staten Island, NY 10306	375,000	2%	375,000	375,000	—	—
Douglas Dotter 3615 West Lawther Drive Dallas, TX 75214	112,500	*	112,500	112,500	—	—
Arun Dua & Satish Dua JT WROS 25 W. Houston ST. 28 New York, NY 10012	75,000	*	75,000	75,000	—	—
Edward Duffy 178 Hanson Lane New Rochelle, NY 10804	75,000	*	75,000	75,000	—	—
Ahsan Farooqi 54 Kimberly Court S. Brunswick, NJ 08852	187,500	1%	187,500	187,500	—	—
William L. Fox & Lynne Fox JT WROS 450 Music Mountain Rd. Falls Village, CT 06031	262,500	1%	262,500	262,500	—	—
Bernie J. Gallas 5200 North Diversey Blvd. Suite 204 Milwaikee, WI 53217	375,000	2%	375,000	375,000	—	—
Mark T. Hellner 900 West Olive Suite A Merced, CA 95348	1,500,000	6%	1,500,000	1,500,000	—	—
Dr. Paul A. Kaye Family Trust D/T/D 10/06/93 Dr. Paul A. Kaye Trustee 9 Diamonte Lane Rancho Palos Verdes, CA 90275	75,000	*	75,000	75,000	—	—
Brian J. Keller & Debra M. Keller JT WROS 1246 130th Avenue New Richmond, WI 54017	187,500	1%	187,500	187,500	—	—

James Kelly 1558 E. County Road 800 N. Ockans, IN 47452	75,000	*	75,000	75,000	—	—
Christopher Kemp 2528 Boulder Lane Auburn Hills, MI 48326	75,000	*	75,000	75,000	—	—
Stephen N. Kitchens & Martha M. Kitchens JT WROS 28 Fox Vale Lane Nashville, TN 37221	262,500	1%	262,500	262,500	—	—
Lester Krasno 400 North 2nd Steet Pottsville, PA 17901	225,000	1%	225,000	225,000	—	—
Edwin Kriel 2904 Pocock Road Monkton, MD 21111	75,000	*	75,000	75,000	—	—
Daniel J. Lange 20800 Hunters Run Brookfield, WI 53045	187,500	1%	187,500	187,500	—	—
Lind Family Investments LP 1000 West Washington St. Suite #502 Chicago, IL 60607	150,000	1%	150,000	150,000	—	—
Barry Lind Revocable Trust Barry Lind Trustee U/A/D 12/19/1989 1000 West Washinton St. Suite #502 Chicago, IL 60607	750,000	3%	750,000	750,000	—	—
Pershing LLC As Custodian FBO Lance Lindsey IRA 7700 Blanding Blvd. Jacksonville, FL 32244	600,000	3%	600,000	600,000	—	—
Dwight Long 406 Belle Glen Lane Brentwood, TN 37027	375,000	2%	375,000	375,000	—	—
Jeffrey S. McCorstin 4750 Blue Mountain Yorba Linda, CA 92887	75,000	*	75,000	75,000	—	—
Glen Miskiewicz Apt. 724 48 Par-La-Ville Road Hamilton HM11 Bermuda	187,500	1%	187,500	187,500	—	—

Enrico Monaco 2230 Ocean Avenue Brooklyn, NY 11229	187,500	1%	187,500	187,500	—	—
Natchez Morice 12 A West Bank Exwy Gretna, LA 70056	150,000	1%	150,000	150,000	—	—
MSB Family Trust D/T/D 6/25/93 Michael Blechman TTEE 295 Shadowood Ln. Northfield, IL 60093	375,000	2%	375,000	375,000	—	—
Daniel Navarro Jr. & Richard Navarro JT WROS 2036 Highway 35 North South Amboy, NJ 08879	75,000	*	75,000	75,000	—	—
Pershing LLC As Custodian FBO Michael J. Radlove IRA 2748 Blackbird Hollow Cincinnati, OH 452	375,000	2%	375,000	375,000	—	—
Prahalathan Rajasekaran 1 Grosvenor Place London, England SW1X7JJ	187,500	1%	187,500	187,500	—	—
Gretchen Kinstler 49-365 Rio Arenoso La Quinto, CA 92253	750,000	3%	750,000	750,000	—	—
Lawrence Silver 225 West Hubbard Suite 600 Chicago, IL 60610	375,000	2%	375,000	375,000	—	—
Robert A. Snyder & Beverly J. Snyder JT WROS 27297 Forest Grove Road Evergreen, CO 80439	75,000	*	75,000	75,000	—	—
Claire Spooner 111 Seaview Court Neptune, NJ 07753	225,000	1%	225,000	225,000	—	—
Sharon Fay Strasser(9) 1 Hughes Center Drive #1004-N Las Vegas, NV 89109	187,500	1%	187,500	187,500	—	—
Henry H. Strauss 12 Howard Avenue Tappan, NY 10983	75,000	*	75,000	75,000	—	—
David Takacs 17073 Snyder Road Bainbridge, OH 44023	150,000	1%	150,000	150,000	—	—

Richard Terranova & Vincent Terranova TEN COM 349 Bartlett Avenue Staten Island, NY 10312	375,000	2%	375,000	375,000	—	—
William S. Tyrrell 2711 Edgehill Avenue Bronx, NY 10463	262,500	1%	262,500	262,500	—	—
Herbert Weisberger 2904 West Clay Street Richmond, VA 23230	112,500	*	112,500	112,500	—	—
Darren R. Williams 17280 Timothy Way Gladstone, OR 97027	75,000	*	75,000	75,000	—	—
Robert A. Yates Shakeseare No 15-1 Piso Cuydad De Mexico Distrito Federal 11590 Mexico	187,500	1%	187,500	187,500	—	—
Alan J. Young 1750 Braeside Avenue Northbrook, IL 60062	375,000	2%	375,000	375,000	—	—
Jan Arnett 7 Longwood Road Sandspoint, NY 11050	187,500	1%	187,500	187,500	—	—
Elliot Braun C/O Atlantic Beverage 3775 Park Avenue Edison, NJ 08820	187,500	1%	187,500	187,500	—	—
Larry J. Buck 1624 Brandon Drive Hebron, KY 41048	187,500	1%	187,500	187,500	—	—
Keith H. Cooper 5840 De Claire Court Atlanta, GA 30328	150,000	1%	150,000	150,000	—	—
Steven Gurewitsch 930 5th Avenue Apt. 3-G New York, NY 10021	112,500	*	112,500	112,500	—	—
Antonio Hernandez 1575 Bengal Drive El Paso, TX 79935	187,500	1%	187,500	187,500	—	—
James Herron 601 Cleveland Street Suite 950 Clearwater, FL 33755	75,000	*	75,000	75,000	—	—

Robert W. Higginson 247-F Rosario Blvd. Santa Fe, NM 87501	150,000	1%	150,000	150,000	—	—
Don Jackler & Alana Jackler JT WROS 246 E. 51st Street Suite 8 New York, NY 10022	187,500	1%	187,500	187,500	—	—
Donald Mapes 532 Bellepoint Drive St. Pete Beach, FL 33706	75,000	*	75,000	75,000	—	—
Dr. John McPhail 603 Beamon Steet Clinton, NC 28328	375,000	2%	375,000	375,000	—	—
Grace Melton 1250 S. Beverly Glen Blvd. #311 Los Angeles, CA 90024	375,000	2%	375,000	375,000	—	—
Larry R. Nichols & Janet B. Nichols JT WROS 9348 Burning Tree Dr. Grand Blanc, MI 48439	75,000	*	75,000	75,000	—	—
Pershing LLC As Custodian FBO Michael J. Radlove IRA 2748 Blackbird Hollow Cincinnati, OH 45244	187,500	1%	187,500	187,500	—	—
Barry Saxe 325 E. 41st Street New York, NY 10017	187,500	1%	187,500	187,500	—	—
Theodore Staahl 1329 Spanos Court Modesto, CA 95355	375,000	2%	375,000	375,000	—	—
Randolph Stephenson 10316-300 Feld Farm Lane Charlotte, NC 28210	75,000	*	75,000	75,000	—	—
Anthony Yodice 2443 Benson Avenue Brooklyn, NY 11214	375,000	2%	375,000	375,000	—	—
Lauren Banjany(7) 73 Rita Lane Jackson, NJ 08527	20,000	*	20,000	20,000	—	—
Michael Blumer(7) 1147 74th Street Brooklyn, NY 11228	7,500	*	7,500	7,500	—	—
Kristina Fasullo(7) 77 Claradon Lane Staten Island, NY 10305	10,000	*	10,000	10,000	—	—

Deborah Francis(7) 28 Monsley Place Staten Island, NY 10305	30,000	*	30,000	30,000	—	—
William Christopher Frasco(7) 532 Nugent Ave Staten Island, NY 10305	450,625	2%	450,625	450,625	—	—
Scott Mitchell Gutmanstein(7) 19 Pasture Lane Old Bethpage, NY 11804	2,000	*	2,000	2,000	—	—
Solomon Evan James(7) 273 St. Marks Place Apt. 2B Staten Island, NY 10301	18,750	*	18,750	18,750	—	—
Fran Knecht(7) 82 Timber Ridge Drive Staten Island, NY 10306	10,000	*	10,000	10,000	—	—
Michele Markowitz(7) c/o Joseph Stevens & Co., Inc. 59 Maiden Lane 32nd Floor New York, NY 10038	260,188	1%	260,188	260,188	—	—
Fabio Migiaccio(7) 658 Henry Street Brooklyn, NY 11231	99,000	*	99,000	99,000	—	—
Peter Orthos(7) 52 Stone Hill Drive S Manhasset, NY 11030	50,000	*	50,000	50,000	—	—
Alexandra Orthos and Peter Orthos JT WROS(7) 52 Stone Hill Drive S Manhasset, NY 11030	91,125	*	91,125	91,125	—	—
Frank Joseph Parascondola(7) 496 Elverton Ave Staten Island, NY 10308	10,000	*	10,000	10,000	—	—
Robert Petrozzo(7) 20 Woods Lane East Hampton, NY 11937	286,000	1%	286,000	286,000	—	—
Charles M Raspa(7) 45 Roosevelt Ave Morganville, NJ 07751	58,125	*	58,125	58,125	—	—
James Rathgeber(7) 14 Richboyrne Lane Melville, NY 11747	206,250	1%	206,250	206,250	—	—

Patricia Sorbara(7) 4 Windham Court Muttontown, NY 11545	260,188	1%	260,188	260,188	—	—
Evan S Taub(7) 148 Redwood Loop Staten Island, NY 10309	214,000	1%	214,000	214,000	—	—
Scott P Tierney(7) P.O. Box 90333 Staten Island, NY 10309	31,875	*	31,875	31,875	—	—
Laurence M Torres(7) 348 Simonson Ave Staten Island, NY 10303	33,750	*	33,750	33,750	—	—
Louis John Ventre(7) 1339 85th Street Brooklyn, NY 11228	450,625	2%	450,625	450,625	—	—
Total Number of Shares of Common Stock Registered for Sale				30,552,700

*
Less than 1%

(1)
All share numbers are based on information that these selling stockholders supplied to us. The term "selling stockholders" also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name, unless otherwise indicated below. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder.

(2)
Indicates a person that has, within the past three years, served as an employee, officer or director of the company.

(3)
Indicates a person that has served as a consultant for the Company for 1 month after his employment with the Company ended.

(4)
Indicates a person that has served as a consultant for the Company for 3 months after his employment with the Company ended.

(5)
Indicates a person that has served as a consultant for the Company for 6 months after his employment with the Company ended.

(6)
Indicates personnel who are employees of Pali Capital, a registered broker dealer. These individuals received these securities in connection with an investment in secured promissory notes and/or in connection with fees related to the issuance of secured promissory notes.

(7)
Indicates personnel who are employees of Joseph Stevens & Co., Inc., a registered broker dealer. These individuals received warrants as part of compensation pursuant to a placement agency agreement between us and Joseph Stevens & Co., Inc. Accordingly, such shares are restricted in accordance with Rule 2710(g)(1) of the NASD Conduct Rules.

(8)
Commerce Energy Group owns over 13% of our stock, and under certain definitions, may be considered an affiliate of our company. Until April 28, 2005, we had an exclusive licensing agreement with Commerce Energy Group for technology we own, as discussed above under "Relationship with Commerce Energy Corporation and Commerce Energy Group."

(9)
Sharon Fay Strasser is married to the Company's Chief Executive Officer, Steven Strasser. Mr. Strasser denies beneficial ownership of Mrs. Strasser's shares.

DESCRIPTION OF STOCK

        The following is a summary of the rights of our common and preferred stock and related provisions of our articles of incorporation and our bylaws, as will be in effect upon the closing of this offering. This summary is not complete. For more detailed information, please see our articles of incorporation, bylaws and related agreements, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part.

Common Stock

        We are authorized to issue up to 100,000,000 shares of Common Stock. As of September 30, 2005, there were 23,439,166 shares of Common Stock issued and outstanding. Each holder of issued and outstanding shares of our Common Stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares of our Common Stock will have the ability to elect all of our directors.

        Holders of our Common Stock are entitled to share ratably in dividends payable in cash, property or shares of our capital stock, when, as and if declared by our board of directors. We do not currently expect to pay any cash dividends on our Common Stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, any assets remaining after prior payment in full of all of our liabilities and after prior payment in full of the liquidation preference of any preferred stock would be paid ratably to holders of our Common Stock.

Options to Purchase Common Stock

        The following table describes the options to purchase shares of our Common Stock that are outstanding as of September 30, 2005, and that will be outstanding immediately following the offering:

Description	Total Number of Shares Underlying Options Before this Offering	Weighted Average Exercise Price Per Share Before This Offering	Total Number of Shares Underlying Options After This Offering	Weighted Average Exercise Price For Shares After this Offering
2000 Stock Option and Restricted Stock Plan	12,404,989	$0.34	12,404,989	$0.34
1994 Stock Option Plan	66,232	$14.00	66,232	$14.00

Total	12,471,221	$0.43	12,471,221	$0.43

        The options also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the options in the event of stock dividends, stock splits, reorganization, reclassifications and consolidation.

Warrants to Purchase Common Stock

        The following table describes the warrants to purchase shares of our Common Stock that are outstanding as of September 30, 2005, and that will be outstanding immediately following the offering:

Warrantholder	Number of Shares Underlying Warrants Before this Offering	Weighted Average Exercise Price Per Share Before This Offering	Number of Shares Underlying Warrants After This Offering	Weighted Average Exercise Price Per Share After This Offering	Expiration Date
Raymond Skiptunis	14,285	11.90	14,285	11.90	6/11/07
Lee Greenberg	35,714	2.17	35,714	2.17	12/31/11
Herbert Soroca	122,713	0.65	122,713	0.65	10/26/09
Bradley Reifler	97,501	0.65	97,501	0.65	10/26/09

Herman Gross	1,153,850	0.65	1,153,850	0.65	10/26/09
Allan Duffy	57,693	0.65	57,693	0.65	10/26/09
Danny Guilfoile	27,865	0.65	27,865	0.65	10/26/09
Patricia R. Schwartz	57,693	0.65	57,693	0.65	2/23/10
David H. Schwartz	57,693	0.65	57,693	0.65	2/23/10
Kevin Fisher	28,847	0.65	28,847	0.65	2/23/10
Herbert Soroca	7,067	0.65	7,067	0.65	2/23/10
Bradley Reifler	4,327	0.65	4,327	0.65	2/23/10
Daniel Guilfoile	3,029	0.65	3,029	0.65	2/23/10
Abacus Solutions	100,000	0.65	100,000	0.65	10/4/09
Keith Colin	35,000	0.65	35,000	0.65	10/4/09
Charlie Mataya	30,000	0.65	30,000	0.65	10/4/09
Justin Bellezza	1,000	0.65	1,000	0.65	10/4/09
Steven Sacharoff	33,000	0.65	33,000	0.65	10/4/09
Bernard Geik	33,000	0.65	33,000	0.65	10/4/09
Dominick Rizzitano	33,000	0.65	33,000	0.65	10/4/09
Nils Weibull	18,000	0.65	18,000	0.65	10/4/09
Nick Anderson	66,000	0.65	66,000	0.65	10/4/09
Norbert Mayer	15,000	0.65	15,000	0.65	10/4/09
Raymond Skiptunis	36,000	0.65	36,000	0.65	10/4/09
Keith Colin	15,000	0.65	15,000	0.65	11/2/09
DB Max	700	0.65	700	0.65	11/17/09
Raymond Skiptunis	50,000	0.65	50,000	0.65	11/17/09
Richard Koch	85,000	0.65	85,000	0.65	12/29/09
Reed Smith, LLP	150,000	0.65	150,000	0.65	12/29/09
George Boyadjieff	50,000	0.65	50,000	0.65	4/26/10
Richard Ackner	125,000	0.44	125,000	0.44	7/7/10
Daniel Anderson	25,000	0.44	25,000	0.44	7/7/10
Bryan Arakelian	50,000	0.44	50,000	0.44	7/7/10
Robert and Susan Arnold JT WROS	50,000	0.44	50,000	0.44	7/7/10
Paul Bargiel	37,500	0.44	37,500	0.44	7/7/10
John Bender	100,000	0.44	100,000	0.44	7/7/10
Berkowits and Garfinkel DDS, PA Employees' Pension Plan	62,500	0.44	62,500	0.44	7/7/10
Lester Boelter	125,000	0.44	125,000	0.44	7/7/10
Ron Boyer	125,000	0.44	125,000	0.44	7/7/10
Robert Brackman	75,000	0.44	75,000	0.44	7/7/10
Keith Buhrdorf	125,000	0.44	125,000	0.44	7/7/10
Jeffrey Davis	62,500	0.44	62,500	0.44	7/7/10
James and Rose Demarco JT WROS	125,000	0.44	125,000	0.44	7/7/10
Douglas Dotter	37,500	0.44	37,500	0.44	7/7/10
Arun Dua and Satish Dua JT WROS	25,000	0.44	25,000	0.44	7/7/10
Edward Duffy	25,000	0.44	25,000	0.44	7/7/10
Ahsan Faroqi	62,500	0.44	62,500	0.44	7/7/10
William and Lynne Fox JT WROS	87,500	0.44	87,500	0.44	7/7/10
Bernie Gallas	125,000	0.44	125,000	0.44	7/7/10
Mark Hellner	500,000	0.44	500,000	0.44	7/7/10

Dr. Paul A Kaye Family Trust D/T/D 10-6-93	25,000	0.44	25,000	0.44	7/7/10
Brian and Debra Keller JT WROS	62,500	0.44	62,500	0.44	7/7/10
James Kelly	25,000	0.44	25,000	0.44	7/7/10
Christopher Kemp	25,000	0.44	25,000	0.44	7/7/10
Stephen and Martha Kitchens JT WROS	87,500	0.44	87,500	0.44	7/7/10
Lester Krasno	75,000	0.44	75,000	0.44	7/7/10
Edwin Kriel	25,000	0.44	25,000	0.44	7/7/10
Daniel Lange	62,500	0.44	62,500	0.44	7/7/10
Lind Family Investments LP	50,000	0.44	50,000	0.44	7/7/10
Barry Lind Revocable Trust	250,000	0.44	250,000	0.44	7/7/10
Lance Lindsey IRA	200,000	0.44	200,000	0.44	7/7/10
Dwight Long	125,000	0.44	125,000	0.44	7/7/10
Jeffrey McCorstin	25,000	0.44	25,000	0.44	7/7/10
Glen Miskiewicz	62,500	0.44	62,500	0.44	7/7/10
Enrico Monaco	62,500	0.44	62,500	0.44	7/7/10
Natchez Morice	50,000	0.44	50,000	0.44	7/7/10
MSB Family Trust D/T/D 6/25/93	125,000	0.44	125,000	0.44	7/7/10
Daniel Navarro JR & Richard Navarro JT WROS	25,000	0.44	25,000	0.44	7/7/10
Michael J. Radlove IRA	125,000	0.44	125,000	0.44	7/7/10
Prahalathan Rajasekaran	62,500	0.44	62,500	0.44	7/7/10
Gretchen Kinstler	250,000	0.44	250,000	0.44	7/7/10
Lawrence Silver	125,000	0.44	125,000	0.44	7/7/10
Robert and Beverly Snyder JT WROS	25,000	0.44	25,000	0.44	7/7/10
Claire Spooner	75,000	0.44	75,000	0.44	7/7/10
Sharon Fay Strasser	62,500	0.44	62,500	0.44	7/7/10
Henry Strauss	25,000	0.44	25,000	0.44	7/7/10
David Takacs	50,000	0.44	50,000	0.44	7/7/10
Richard Terranova and Vincent Terranove TEN COM	125,000	0.44	125,000	0.44	7/7/10
William Tyrrell	87,500	0.44	87,500	0.44	7/7/10
Herbert Weisberger	37,500	0.44	37,500	0.44	7/7/10
Darren Williams	25,000	0.44	25,000	0.44	7/7/10
Robert Yates	62,500	0.44	62,500	0.44	7/7/10
Alan Young	125,000	0.44	125,000	0.44	7/7/10
Jan Arnett	62,500	0.44	62,500	0.44	8/30/10
Elliot Braun	62,500	0.44	62,500	0.44	8/30/10
Larry J. Buck	62,500	0.44	62,500	0.44	8/30/10
Keith H Cooper	50,000	0.44	50,000	0.44	8/30/10
Steven Gurewitsch	37,500	0.44	37,500	0.44	8/30/10
Antonio Hernandez	62,500	0.44	62,500	0.44	8/30/10
James Herron	25,000	0.44	25,000	0.44	8/30/10
Robert Higginson	50,000	0.44	50,000	0.44	8/30/10
Don and Alana Jackler JT WROS	62,500	0.44	62,500	0.44	8/30/10

Donald Mapes	25,000	0.44	25,000	0.44	8/30/10
Dr. John McPhail	125,000	0.44	125,000	0.44	8/30/10
Grace Melton	125,000	0.44	125,000	0.44	8/30/10
Larry and Janet Nichols JT WROS	25,000	0.44	25,000	0.44	8/30/10
Michael Radlove IRA	62,500	0.44	62,500	0.44	8/30/10
Barry Saxe	62,500	0.44	62,500	0.44	8/30/10
Theodore Staahl	125,000	0.44	125,000	0.44	8/30/10
Randolph Stephenson	25,000	0.44	25,000	0.44	8/30/10
Anthony Yodice	125,000	0.44	125,000	0.44	8/30/10
Lauren Banjamy	20,000	0.20	20,000	0.20	8/31/10
Michael Blumer	7,500	0.20	7,500	0.20	8/31/10
Kristina Fasullo	10,000	0.20	10,000	0.20	8/31/10
Deborah Francis	30,000	0.20	30,000	0.20	8/31/10
William Christopher Frasco	450,625	0.20	450,625	0.20	8/31/10
Scott Mitchell Gutmanstein	2,000	0.20	2,000	0.20	8/31/10
Solomon Evan James	18,750	0.20	18,750	0.20	8/31/10
Fran Knecht	10,000	0.20	10,000	0.20	8/31/10
Michele Markowitz	260,188	0.20	260,188	0.20	8/31/10
Fabio Migliaccio	99,000	0.20	99,000	0.20	8/31/10
Peter Orthos	50,000	0.20	50,000	0.20	8/31/10
Alexandra and Peter Orthos JT WROS	91,125	0.20	91,125	0.20	8/31/10
Frank Joseph Parascondola	10,000	0.20	10,000	0.20	8/31/10
Robert Petrozzo	286,000	0.20	280,000	0.20	8/31/10
Charles M Raspa	58,125	0.20	58,125	0.20	8/31/10
James Rathgerber	206,250	0.20	206,250	0.20	8/31/10
Patricia Sorbara	260,188	0.20	260,188	0.20	8/31/10
Evan S. Taub	214,000	0.20	214,000	0.20	8/31/10
Scott P. Tierney	31,875	0.20	31,875	0.20	8/31/10
Laurence M. Torres	33,750	0.20	33,750	0.20	8/31/10
Louis John Ventre	450,625	0.20	450,625	0.20	8/31/10

Total	10,768,978	0.44	10,768,978	0.44

        Certain of the warrants have net exercise provisions under which their respective holders may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our Common Stock after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the warrants in the event of tock dividends, stock splits, reorganization, reclassifications and consolidations.

Series A-1 Stock

        We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share, of which 4,714,279 shares of Series A-1 Stock were outstanding prior to the Placement. Each share of Series A-1 Stock is currently convertible into 0.83 shares of Common Stock. The 4,714,279 outstanding shares of Series A-1 Stock were converted into 3,918,848 shares of Common Stock on July 8, 2005 in connection with this Placement. The Series A-1 Stock has certain liquidation and anti-dilution rights that are superior to the Common Stock, as described in "RISK FACTORS" above.

Registration Rights

        We are obligated to (i) include the Placement Securities in a registration statement to be filed by us with the Commission within 60 days after the final closing date, and (ii) use our best efforts to cause such registration statement to be declared effective by the Commission within 120 days after the final closing date and to remain effective without any lapse of 30 or more consecutive days. The holders of warrants issued in connection with the Senior Secured Notes have similar rights. The filing of this Registration Statement satisfies the first obligation in both cases.

Certain Statutory and Charter Provisions Relating to a Change of Control

        We are subject to the provisions of Section 203 of the DGCL. In general, this provision prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

        A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

        This prohibition is lifted if:

  •
  prior to such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

  •
  on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

        Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation's board of directors.

Transfer Agent and Registrar

        The transfer agent for our Common Stock is Continental Stock Transfer and Trust, located at 17 Battery Place, New York, New York, 10004.

Rule 144

        All the 30,552,700 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act. As of September 30, 2005, we also have outstanding an additional 1,886,316 shares of Common Stock that were issued and sold in reliance on exemptions from the registration requirements of the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144, their sales of shares would be governed by the limitations and restrictions that are described below. The offer and sale of shares held by our "affiliates" Summit, Steven Strasser, and Commerce, is not being registered hereunder, and sale of those shares would also be governed by such limitations and restrictions.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our Common Stock for at least one year, including any person who may be deemed to be an "affiliate" (as the term "affiliate" is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1% of the number of shares of Common Stock then outstanding, which as of September 30, 2005 would equal approximately 50,000 shares; or

  •
  the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

        Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice of filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are "restricted securities" which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as to our shares of Common Stock beneficially owned as of September 30, 2005, by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner(1)	Shares Owned		Percent of Shares Owned(8)
Common Stock	Nicholas Anderson, CTO, Director	789,565	(2)	1.92%
Common Stock	Steven Strasser, CEO, Chairman of the Board	9,658,026	(3)	23.50%
Common Stock	Leonard Bellezza, Director	97,069	(4)	Less than 1%
Common Stock	John (BJ) Lackland, COO, CFO, Director	378,125	(5)	Less than 1%
Common Stock	Richard Pulford, Director	168,551	(6)	Less than 1%
Common Stock	Raymond J. Skiptunis, Director	221,369	(7)	Less than 1%
Common Stock	Summit Energy Ventures, LLC	8,803,901		21.93%
Common Stock	Commerce Energy Corporation	3,687,288		9.18%
Common Stock	All Executive Officers and Directors as a Group (6 persons)	10,586,705		26.37%

(1)
Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares. The address for each of the persons reported in the table other than Commerce Energy Corporation is in care of Power Efficiency Corporation at 3900 Paradise Road, Suite 283, Las Vegas, Nevada 89109.

(2)
Includes 531,259 common shares subject to options and warrants exercisable within 60 days of September 30, 2005. Mr. Anderson was also granted an additional 2,225,000 common shares subject to options exercisable after 60 days of September 30, 2005.

(3)
Includes 8,803,901 common shares and common shares subject to options and warrants exercisable within 60 days of September 30, 2005 held by Summit, in which Steven Strasser is one of two members, 854,125 common shares subject to options and warrants exercisable within 60 days of September 30, 2005. Mr. Strasser was also granted an additional 4,359,375 common shares subject to options exercisable after 60 days of September 30, 2005.

(4)
Includes 88,426 common shares subject to options and warrants exercisable within 60 days if September 30, 2005. Mr. Bellezza was also granted 100,000 common shares subject to options exercisable after 60 days of September 30, 2005. Mr. Bellezza was originally granted 500,000 options, but 433,000 options were subsequently cancelled in early 2005.

(5)
Includes 378,125 common shares subject to options exercisable within 60 days of September 30, 2005. Mr. Lackland was also granted an additional 2,209,375 common shares subject to options exercisable after 60 days of September 30, 2005.

(6)
Mr. Pulford owns no shares of the Registrant directly. Mr. Pulford has a 7% profit interest in Percon, LLC which owns 156,051 common shares. This total amount for Mr. Pulford includes 25,000 common shares subject to options exercisable within 60 days of September 30, 2005.

(7)
Includes 221,369 common shares subject to options and warrants exercisable within 60 days of September 30, 2005.

(8)
The percentage for Common Stock includes all common shares subject to options and warrants exercisable within 60 days of September 30, 2005.

PLAN OF DISTRIBUTION

        Our Common Stock is currently traded on the OTC Bulletin Board.

        All of the 30,552,700 shares of our Common Stock included in this prospectus are for sale by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of the shares of Common Stock pursuant to this prospectus which are already owned by them, or which are to be issued to them upon their conversion of shares of our convertible preferred stock. We will receive cash proceeds from the issuance of shares to selling stockholders on exercise of options or warrants, but not from the resale of any such shares.

        The selling stockholders and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

        The shares of Common Stock underlying the warrants issued to those selling stockholders who, as indicated in the Selling Stockholder table above, received such warrants as part of compensation pursuant to a placement agency agreement between us and Joseph Stevens & Co. are restricted in accordance with Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, those selling stockholders shall not directly or indirectly, offer, sell, agree to offer or sell, assign, pledge, hypothecate or subject to hedging, short sale, derivative, put or call transaction such shares for a period of 180 days after the date this registration statement is declared effective by the SEC.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

        In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our Common Stock. If any of the selling stockholders enter into an agreement with an underwriter to do a firm commitment offering of the shares of our Common Stock offered by such selling stockholder through this prospectus, if we are aware of such underwriting agreement we will file a post-effective amendment to the registration statement of which this prospectus is a part setting forth the material terms of such underwriting agreement. The selling stockholder may not sell any of the shares in such firm underwriting until such post-effective amendment becomes effective.

        Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

        The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

        We do not know whether any selling stockholder will sell any or all of the shares of Common Stock registered by the registration statement of which this prospectus forms a part.

        We will pay all expenses of the registration of the shares of Common Stock offered pursuant to this prospectus including SEC filing fees and expenses of compliance with state securities or "blue sky" laws, except that the selling stockholders will pay any underwriting discounts and selling commissions for the sale of their shares. We expect that our expenses for this offering, consisting primarily of legal, accounting and printing expenses, will be approximately $59,201.

        We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with registration rights and other agreements entered into by us with the selling stockholders, or the selling stockholders will be entitled to contribution.

        Once sold under the registration statement, of which this prospectus forms a part, by any of the selling stockholders, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Jones Vargas, Las Vegas, Nevada.

EXPERTS

        The balance sheet as of December 31, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years ended December 31, 2004 and 2003 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 3 to the financial statements) of Sobel & Co., LLC, independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of the registration statement that we filed on Form SB-2 with the SEC. The registration statement contains more information about us and our Common Stock than this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our Common Stock being offered in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

        We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information about us may be obtained from our website www.powerefficiencycorp.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the SEC through a link to the SEC's EDGAR reporting system. Simply select the "Investors" menu item, then click on the "SEC Filings" link.

INDEX TO FINANCIAL STATEMENTS

Page
POWER EFFICIENCY CORPORATION
DECEMBER 31, 2004 AND 2003
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheet as of December 31, 2004	F-3
Statements of Operations for the years ended December 31, 2004, and 2003	F-4
Statements of Changes in Stockholders' Equity for the two years ended December 31, 2004, and 2003	F-5
Statements of Cash Flows for the years ended December 31, 2004, and 2003	F-6
Notes to Financial Statements	F-7
SEPTEMBER 30, 2005 AND 2004
Financial Statements (unaudited):
Balance Sheet as of September 30, 2005	F-23
Condensed Statements of Operations for the three months ended September 30, 2005 and 2004 and nine months ended September 30, 2005 and 2004	F-24
Condensed Statements of Cash Flows for the nine months ended September 30, 2005 and 2004	F-25
Notes to Financial Statements	F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Power Efficiency Corporation
Las Vegas, Nevada

        We have audited the accompanying balance sheet of Power Efficiency Corporation, (a Delaware corporation) (the "Company") as of December 31, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation at December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, the Company has experienced a deficiency of cash from operations and lacks sufficient liquidity to continue its operations. These matters raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Sobel & Co., LLC Certified Public Accountants
March 29, 2005 Livingston, New Jersey

POWER EFFICIENCY CORPORATION

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
CURRENT ASSETS:
Cash	$392,471
Accounts receivable, net of reserve and allowance of $21,229	31,533
Inventories, net	187,817
Prepaid expenses and other current assets	235,102

Total Current Assets	846,923

PROPERTY AND EQUIPMENT, Net	26,320

OTHER ASSETS:
Patents, net	6,504
Goodwill	1,929,963
Website, net	9,775
Deferred financing costs, net	98,718

2,044,960

$2,918,203

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$639,266
Accrued salaries and payroll taxes	128,467
Notes payable—Pali Capital, Net	981,806
Notes payable—former officers	73,889

Total Current Liabilities	1,823,428

LONG-TERM LIABILITIES:
Note payable—former officer	26,445

Total Liabilities	1,849,873

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A-1 convertible preferred stock, $.001 par value, 10,000,000 shares authorized, 3,328,737 shares issued and outstanding	3,329
Common Stock, $.001 par value, 7,142,857 shares Authorized, 5,020,477 shares issued and outstanding	5,020
Additional paid-in capital	16,386,612
Accumulated deficit	(15,326,631)

Total Stockholders' Equity	1,068,330

$2,918,203

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2004	2003
REVENUES	$284,373	$397,673

COMPONENTS OF COST OF SALES:
Material, labor and overhead	228,651	260,972
Inventory obsolescence	29,484	100,000

Total Cost of Sales	258,135	360,972

GROSS MARGIN	26,238	36,701

COSTS AND EXPENSES:
Research and development	327,202	420,376
Selling, general and administrative	1,886,132	2,392,754

Depreciation and amortization	84,504	120,700

Total Costs and Expenses	2,297,838	2,933,830

LOSS FROM OPERATIONS	(2,271,600)	(2,897,129)
OTHER INCOME (EXPENSE):
Interest income	—	380
Interest expense	(156,559)	(115,468)
Loss on disposition of fixed assets	(31,036)	—

Total Other Expenses, Net	(187,595)	(115,088)

LOSS BEFORE PROVISION FOR TAXES	(2,459,195)	(3,012,717)
PROVISION FOR TAXES	(6,436)	(4,500)

NET LOSS	$(2,465,631)	$(3,016,717)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(0.53)	$(2.48)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	4,613,726	1,215,682

FULLY DILUTED	10,362,520	3,389,557

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2004 AND 2003

	Common Stock		Preferred Stock
					Subscription Receivable	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2003	940,088	$940	2,346,233	$2,346	$—	$11,749,702	$(9,844,283)	$1,908,705
Issuance of common stock	684,765	685	—	—	(181,045)	1,228,037	—	1,047,677
Exercise of warrants	50,100	51	—	—	—	84,237	—	84,288
Conversion of Summit debt to Preferred stock	—	—	982,504	983	—	1,045,913	—	1,046,896
Common stock issued for settlement of compensation and other accrued expenses	172,582	173	—	—	—	1,034,800	—	1,034,973
Non-qualified stock options issued below market	—	—	—	—	—	77,158	—	77,158
Net loss 2003	—	—	—	—	—	—	(3,016,717)	(3,016,717)

Balance, December 31, 2003	1,847,535	$1,849	3,328,737	$3,329	$(181,045)	$15,219,847	$(12,861,000)	$2,182,980
Summit exercising all outstanding Warrants	3,134,102	3,134	—	—	—	—	—	3,134
Fractional shares one-for-seven reverse split	25,260	24	—	—	—	—	—	24
Common stock issued for services Rendered	13,580	13	—	—	—	35,796	—	35,809
Common stock issued in exchange for subscriptions receivable	—	—	—	—	181,045	—	—	181,045
Warrants issued in connection with issuance of Notes Payable—Pali Capital						580,000		580,000
Options and Warrants issued in connection with settlements and services from consultants and vendors, the forgiveness of indebtedness and the issuance of debt	—	—	—	—	—	550,969	—	550,969
Net loss 2004	—	—	—	—	—	—	(2,465,631)	(2,465,631)

Balance, December 31, 2004	5,020,477	$5,020	3,328,737	$3,329	$—	$16,386,612	$(15,325,631)	$1,068,330

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2004	2003
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
Net loss	$(2,465,631)	$(3,016,717)
Adjustments to reconcile net loss to net cash used for operating activities:
Bad debt expense	5,493	17,000
Inventory obsolescence reserve	29,484	100,000
Impairment of customer contracts	20,141	40,948
Depreciation and amortization	116,294	120,700
Loss on disposition of fixed assets	31,036	—
Debt discount related to issuance of debt securities	97,000	—
Warrants and options issued in connection with settlements, services from consultants and vendors, the forgiveness of indebtedness and the issuance of debt	550,969	—
Issuance of stock options below market value	—	77,158
Common stock issued for services	34,819	614,991
Accrued interest on converted debt	—	46,896
Changes in certain assets and liabilities:
(Increase) decrease in:
Accounts receivable	1,701	31,511
Inventory	143,369	43,353
Prepaid expenses and other	13,079	(18,832)
Restricted cash related to payment of indebtedness	(219,721)	—
Deposits	18,146	(2,646)
Increase (decrease) in:
Accounts payable and accrued expenses	142,830	(63,866)
Accrued salaries and payroll taxes	84,841	(19,294)

Net Cash Used for Operating Activities	(1,396,150)	(2,028,798)

INVESTING ACTIVITIES:
Purchase of property, equipment and other assets	(14,657)	(42,617)
Proceeds from the sale of property, equipment and other assets	4,470	—

Net Cash Used for Investing Activities	(10,187)	(42,617)

FINANCING ACTIVITIES:
Deferred financing costs	(117,885)	(32,750)
Proceeds from issuance of equity securities, net of costs	181,045	1,131,965
Proceeds from issuance of debt securities, net of costs	1,464,806	—
Advances from line of credit agreement	—	1,000,000
Loans from stockholders, officers, and former officers	25,334	—
Payments on loans to stockholders, officers and former officers	(40,000)	—

Net Cash Provided by Financing Activities	1,513,300	2,099,215

INCREASE IN CASH	106,963	27,800
CASH
Beginning of year	285,508	257,708

End of year	$392,471	$285,508

See report of independent registered public accounting firm and notes to financial statements.

POWER EFFICIENCY CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

NOTE 1—NATURE OF BUSINESS:

        Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), was incorporated in Delaware on October 19, 1994. Power Efficiency designs, develops, markets and sells proprietary solid state electrical devices designed to effectively reduce energy consumption in alternating current induction motors. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world. The Company currently has two principal and proprietary products: the Three Phase Power Commander®, which is used in industrial applications, and the Single Phase Power Commander®, which is used in consumer applications. The Company also engages in research and development of new, related energy saving products.

        The Company's primary customers have been original equipment manufacturers (OEM's) and commercial accounts located throughout the United States of America, Mexico, China, and Canada. Since the third quarter of 2003, the Company began to actively market to international distributors and directly to large national accounts.

        On September 15, 2003, Power Efficiency formed Design Efficient Energy Services, LLC, a Delaware limited liability company. This entity will primarily be used in the future to obtain energy grants and rebates for customers of the Company from state governmental bodies. Design Efficient Energy Services, LLC has been inactive since inception.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the. reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

        Significant estimates have been made by management in several areas, including the allowance for bad debts, inventories and the valuation of goodwill. Actual results could differ materially from these estimates, making it reasonably possible that a change in these estimates could occur in the near term.

Inventories:

        Inventories are valued at the lower of cost (first-in, first-out) or market. The Company reviews inventory for impairments to net realizable value whenever circumstances arise.

Accounts Receivable:

        The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.

Research and Development:

        Research and development expenditures are charged to expense as incurred.

Property, Equipment and Depreciation:

        Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred, while betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.

Website and Amortization:

        Website is stated at cost. Website costs capitalized include application and infrastructure development stage costs and graphics. Amortization is computed on a straight line basis, based upon the estimated useful life of the website which is three years. Website maintenance and hosting costs are charged to expense as incurred.

Shipping and Handling Costs:

        The Company bills customers for freight. Actual costs for shipping and handling are included as a component of cost of sales.

Deferred Financing Costs:

        Expenditures incurred in conjunction with debt or equity capital issuances are deferred as other assets. Such costs will be offset against equity proceeds, amortized on a straight line basis, over the life of the debt, or expensed if the offering is not completed.

Patents:

        Costs associated with applying for U.S. patents based upon technology developed by the Company are capitalized. At the time the patent is awarded, the asset will be amortized on a straight line basis, over the remaining term of the patent. If no patent is issued, these costs will be expensed in the period when it is determined that no patent will be issued.

Revenue Recognition:

        Revenue from product sales to OEM's and distributors is recognized at the time of shipment to the OEM's and distributors when all services are complete. Returns and other sales adjustments (discounts and shipping credits) are provided for in the same period the related sales are recorded.

Loss Per Common Share:

        Loss per common share is determined by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is not presented since giving effect to potential common shares would be anti-dilutive.

Accounting for Stock Based Compensation:

        The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB25). If the option price under the Stock Option Plans equals or exceeds the fair market value of the common shares on the date of grant, no compensation cost is recognized under the provisions of APB25 for stock options. If the option price under the Stock Option Plans is less than the fair market value of the common stock on the date of grant, compensation cost is recognized for the difference.The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," for stock options issued. Under SFAS No. 123, compensation cost is measured at the grant date based on the value of award and is recognized over the service (or vesting period). SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure", amended the disclosure requirements of SFAS No.123 to require prominent disclosures about the method of accounting for stock-based employee compensation and the effect of the method used on reporting results.

        The Company utilizes SFAS 123 for accounting for nonemployee stock based compensation. The Company recognized expense based on fair value on the date of grant of awards consistent with the provisions on SFAS 123 as amended by SFAS 148.

Product Warranties:

        The Company warrants its products for eighteen months. During the warranty period, the Company's policy is to replace the defective product. The Company has been providing for warranty costs as they are incurred. The Company periodically reviews warranty claims and will establish a reserve for warranty claims when such amount is determinable and necessary based on historical information.

Provision for Income Taxes:

        The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

        The provision for taxes represents state franchise taxes.

Goodwill:

        The Company previously adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill shall no longer be amortized. There was no goodwill amortization during 2004 or 2003. Goodwill shall be tested for impairment on an annual basis and between annual tests in certain circumstances.

Advertising:

        Advertising costs are expensed as incurred. Advertising expenses were $21,202 and $4,463 for the years ended December 31, 2004 and 2003, respectively.

New Accounting Pronouncements:

        The Financial Accounting Standards Board (FASB) has issued several new standards during 2004. In November 2004, the FASB issued SFAS No. 151, "Inventory Costs -an amendment of ARB No. 43." SFAS No. 151 requires idle facility expenses, freight, handling costs, and wasted material (spoilage) costs to be recognized as current period charges. It also requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 will be effective for inventory costs incurred during the fiscal years beginning after June 15, 2005. The Company is evaluating the impact of this pronouncement on its financial statements.In December 2004, FASB issued SFAS 123(R), "Share-Based Payment," which revises SFAS 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires fair value recognition of stock option grants in the income statement as an expense and is effective for the first annual reporting period that begins after December 15, 2005. This pronouncement may have a material impact on the Company's operating results. The Company is in the process of evaluating the impact of this pronouncement on its financial statements.

Financial Statement Reclassifications:

        Certain reclassifications have been made to the 2003 financial statements in order for them to conform to the 2004 financial statement presentation.

NOTE 3—GOING CONCERN:

        The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations, the Company experienced a $1,400,000 deficiency of cash from operations in 2004 and lacks sufficient liquidity to continue its operations.

        These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.

        Continuation of the Company as a going concern is dependent upon achieving profitable operations. Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers. Management is seeking to raise additional capital through equity issuance, debt financing or other types of financing. (See Note 22). However, there are no assurances that sufficient capital will be raised.

NOTE 4—PREPAID EXPENSES AND OTHER CURRENT ASSETS:

        At December 31, 2004, prepaid expenses and other current assets is comprised as follows:

Restricted cash	$219,721
Prepaid expenses	15,381

Prepaid expenses and other current assets	$235,102

        In connection with the issuance of certain senior, secured notes (See Note 13), the Company is required by the Note Placement Agent, to restrict an amount of cash, in an escrow account, equal to the annual interest payments on those senior, secured notes. The annual interest rate is 15%, and as of December 31, 2004, the Company had $219,720 in restricted cash, which was transferred to as separate bank account in March 2005.

NOTE 5—PROPERTY AND EQUIPMENT:

        At December 31, 2004, property and equipment is comprised as follows:

Machinery and equipment	$14,819
Office furniture and equipment	42,089

56,908
Less: Accumulated depreciation	30,588

Property and Equipment, Net	$26,320

        Depreciation for the years ended December 31, 2004 and 2003 amounted to $43,254 and $46,445, respectively.

        On November 1, 2004, the Company formally moved the Company's headquarters to Las Vegas, Nevada from Livonia, Michigan and its research and development facilities to Carlstadt, New Jersey. (See Note 20). In connection with this move, the Company incurred losses on disposition of fixed assets of $31,036.

NOTE 6—GOODWILL:

        In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets", previously recognized intangible assets deemed to have indefinite useful lives were tested by management for impairment during fiscal 2004. An annual goodwill impairment test was performed by management in addition to quarterly goodwill impairment tests. The impairment tests consisted of a comparison of the fair value of the intangible asset with its carrying amount. Since the carrying amount of the intangible asset did not exceed its fair value, management concluded no impairment loss was required to be recognized.

NOTE 7—INTANGIBLE ASSETS:

        Intangible assets subject to amortization consists of the following for the year ended December 31, 2004:

Patents	$19,844
Website	19,550

39,394
Less: Accumulated amortization	23,115

Intangible Assets, Net	$16,279

        Amortization expense in 2004 and 2003 amounted to $41,250 and $74,255, respectively.

        Amortization expense expected in the succeeding five years is as follows:

2005	$7,014
2006	3,757
2007	498
2008	498
2009	498
Thereafter	4,014

$16,279

NOTE 8—CONCENTRATIONS OF CREDIT RISKS:

        Financial instruments which potentially subject the Company to concentrations of credit risk, consist primarily of cash and temporary cash investments and accounts receivables.

        The Company maintains cash balances at a single financial institution. Amounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company may from time to time maintain balances in excess of the insured limits.

        Sales and accounts receivable currently are from a relatively small number of customers of the Company's products. The Company closely monitors extensions of credit.

        Four customers accounted for approximately 60% of 2004 sales and 30% of accounts receivable at December 31, 2004. Three customers accounted for approximately 69% of 2003 sales.

        International sales as a percentage of total revenues for the years ended December 31, 2004 and 2003 are as follows:

Country	2004	2003
Canada	12%	—
Sweden	12%	—

NOTE 9—INVENTORIES:

        Inventories at December 31, 2004 consist of the following:

Finished goods	$59,397
Raw materials	128,420

$187,817

NOTE 10—PROVISION FOR TAXES:

        As of December 31, 2004 and 2003, the Company has available, on a federal tax basis, net operating loss carryforwards of approximately $8,300,000 and $6,200,000, respectively. These net operating losses expire at varying amounts through 2024. The net operating loss carryforwards result in deferred tax assets of approximately $2,800,000 and $2,100,000 at December 31, 2004 and 2003; however, a valuation reserve has been recorded for the full amount due to the uncertainty of realization of the deferred tax assets.

        A reconciliation of the statutory tax rates for the years ended December 31, 2004 and 2003 is as follows:

	2004	2003
Statutory rate	(34)%	(34)%
State income tax—all states	(6)%	(6)%

Change in valuation	(40)%	(40)%
Valuation allowance	40%	40%

Benefit for income taxes	0%	0%

NOTE 11—WARRANTS:

        Warrant activity during the years ended December 31, 2004 and 2003 follows:

	Warrants	Average Exercise Price
Warrants outstanding at January 1, 2003	135,571	$19.32
Issued during 2003	43,669	0.00
Exercised during 2003	(50,100)	1.34
Expired during 2003	(54,143)	3.92

Warrants outstanding at December 31, 2003	74,997	25.30
Issued during 2004	2,559,275	0.67
Expired during 2004	(53,570)	30.38

Warrants outstanding at December 31, 2004	2,580,702	$0.77

        During 2004, in connection with the Company's settlement agreements with former employees, consultants and vendors, the Company issued 700,700 warrants to settle these outstanding liabilities.

During 2004, in connection with the Company's issuance of debt, the Company issued 132,693 warrants for commissions, and 1,725,882 warrants to noteholders. Such warrants to noteholders were valued at S580,000 which was recorded as note discount on the Company's balance sheet. Such warrants issued in connection with the issuance of debt, commissions and settlements were valued at $230,000 and expensed and included in selling, general and administrative expenses.

        During 2003, in connection with the Company's sale of common stock under Regulation S, the Company issued 32,958 warrants for commissions. During 2003, 32,958 warrants were exercised in conjunction with the sale of common stock under Regulation S. 17,143 placement warrants were exercised in connection with the May 16, 2000 Private Placement Memorandum pursuant to Rule 506.

NOTE 12—STOCK OPTION PLAN:

        Stock Option Plan activity during the years ended December 31, 2004 and 2003 follows:

	Shares	Average Exercise Price
Options outstanding and exercisable at January 1, 2003	419,092	$14.00
Granted during 2003	336,929	6.37
Cancelled during 2003	(57,143)	14.00
Expired during 2003	(75,843)	8.33

Options outstanding and exercisable at December 31, 2003	623,035	$11.69
Granted during 2004	2,900,500	0.65
Cancelled during 2004	(109,155)	9.76
Expired during 2004	(241,648)	7.28

Options outstanding and exercisable at December 31, 2004	3,172,732	$2.00

        Weighted average remaining contractual life at December 31, 2004, for all options is 9.2 years.

        In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan"). On September 8, 2003, the 2000 Plan was amended and restated. The 2000 Plan, as restated and amended, provides for the granting of options to purchase up to 5,000,000 shares of common stock. This was conditional upon consent of the majority of the Series A Preferred stock. This consent was attained on October 11, 2004. No options have been exercised to date.

        During 2004, the Company granted 2,461,500 stock options to officers and employees at exercise prices approximating fair market value of the stock on that day. The Company issued 439,000 options during 2004 to consultants for services rendered. Such issuances to consultants were valued at approximately $110,000, utilizing similar factors as described below, which was expensed and is included in selling, general and administrative expenses.

        During 2003, the Company granted 336,929 stock options to officers and employees at exercise prices approximating fair market value of the stock on that day. Where the exercise prices approximated the fair market value of the stock; the Company was not required to recognize compensation expense. In connection with the employment agreements of the President and Chief

Executive Officer and the Vice President of Governmental Operations, the Company recognized additional compensation expense of approximately $77,000. This additional compensation expense is included in selling, general and administrative expenses.

        In 1994, the Company adopted a Stock Option Plan (the "1994 Plan"). The 1994 Plan provides for the granting of options to purchase up to 71,429 shares of common stock. No options have been exercised to date. There are 66,232 options outstanding under the 1994 Plan.

        There are 3,106,500 options outstanding under the 2000 Plan.

SFAS No. 123 Disclosures:

        During the year ended December 31, 2004, the Board of Directors authorized the net issuance of 2,461,500 to officers and employees. During the year ended December 31, 2003, the Board of Directors authorized the net issuance of 294,071 (net of 42,858 options that were both issued and cancelled during the year). The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: expected volatility of 100%; risk-free interest rate of 4%; and expected lives of approximately 10.0 years.

        Had compensation cost for the Company's stock option plan been recognized based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's net loss and loss per share for the years ended December 31, 2004 and 2003, would have been as follows.

	2004	2003
Net loss—as reported	$(2,465,631)	$(3,016,717)
Required adjustment to net loss	(359,256)	(451,467)
Net loss—pro forma	(2,824,887)	(3,468,184)
Loss per common share—as reported	(0.53)	(2.48)
Loss per common share—pro forma	(0.61)	(2.85)

NOTE 13—COMMITMENTS AND CONTINGENCIES:

Leases:

        The Company leases office, warehouse and research facilities under an operating lease. On October 5, 2004, the Company's board of directors formally approved moving the Company's headquarters from Livonia, Michigan to Las Vegas, Nevada and as of November 1, 2004, the Company's facility in Livonia was vacated entirely and all administrative functions have moved to Las Vegas. The Las Vegas, Nevada lease was entered into on July 1, 2004 and extends to June 30, 2007 (see Note 14). The Livonia, Michigan lease was entered into on November 1, 2003 and extends to December 31, 2008. The Ann Arbor, Michigan lease was terminated effective December 15, 2003. The New Hyde Park, New York lease was terminated June 30, 2003. The Company plans on leasing additional office space and facilities in Las Vegas, Nevada and Floral Park, New York in early 2005. (See Note 22).

        Minimum future rentals are as follows:

Year
2005	$72,731
2006	69,419
2007	25,091

$167,241

        Rent expense, including base rent and additional charges, for the year ended December 31, 2004 and 2003 was $81,943 and $123,833, respectively.

        During 2004, the Company temporarily occupied facilities in Carlstadt, New Jersey, for which the Company issued 100,000 stock warrants for payment. (See Note 11). The Company occupied the space on October 15, 2004 and plans to vacate the space in early 2005.

        During 2003, the Company also leased office space in Palm Desert, California on a month to month basis from one of the Company's shareholders. Rent expense for this space for the year ended December 31, 2003 was $18,680.

Patent License Agreements:

        During 2004, the Company transferred a patent for single phase technology to one of its shareholders, in exchange for an exclusive licensing agreement and for exchanging a $300,000 short term note for a one year note. The licensing agreement is for ten years with a three year extension, provides the Company an opportunity to buyout the license in the future for the amount of funds invested by the shareholder if the shareholder has not successfully marketed the product utilizing the patented technology, and provides the Company a royalty equivalent to 5% of the net profits from the shareholder's sales of products utilizing the transferred patented technology.

        During 2004, the Company wrote off the costs associated with obtaining the patent originally transferred.

Litigation:

        The Company is currently in litigation with the owners of the Livonia, Michigan property that the Company vacated in 2004. The Company's legal counsel has advised that it is premature to determine the likelihood and extent of any damages. The Company has accrued a reserve for the estimated loss in relation to the settlement of the litigation.

Subcontractors:

        Power Efficiency currently utilizes three subcontractors to manufacture the Company's controller boards. These subcontractors provide facilities, equipment, supervision and labor required to assemble; wire; check; test; package; and ship the controller boards. These subcontractors are hired on an as needed basis to produce a minimum number of units via a purchase order. Power Efficiency does not incur any liabilities to subcontractors until purchase orders are issued. No purchase orders were issued or outstanding to subcontractors at December 31, 2004. The Company plans to have manufacturing done by turn-key providers and as of December 31, 2004 was in the process of qualifying vendors.

Investment Advisory Agreements:

        The Company entered into an investment consulting agreement with the former Chief Financial Officer on September 22, 2003. This agreement provides for the former officer to provide consulting services. The Company shall pay (i) the amount of $4,000 per month, half payable on the 15 day and half payable on the last day of each month, (ii) $7,000 per month accrued and payable at the rate of 5% of all cash raised through the issuance of debt or equity, and (iii) $2,000 per month to assist in negotiations with creditors. In addition, the Company will reimburse all reasonable and necessary expenses incurred by the consultant. The agreement contains confidentiality and non-competition provisions. This agreement can be terminated in 30 days by either party by written notices. At December 31, 2004, the Company paid $25,000 and issued 36,000 warrants, valued at approximately $9,000, to satisfy this agreement in full.

        The Company entered into an agreement with a registered securities broker dealer in February, 2004. In accordance with this agreement, the registered securities broker dealer serves as the Company's Note Placement Agent for the issuance of $1,464,806 in senior, secured notes. The notes bear interest at 15% per annum and mature on October 27, 2005, and are presented net of unamortized discount of $483,000 at December 31, 2004. The Company paid $115,000 and issued 132,693 warrants as commissions to the registered securities broker dealer. Should the Company issue more notes under the same offering, the registered securities broker dealer has a right to receive 10% of the gross proceeds of the notes issued and an amount of warrants equal to 10% of the warrants issued to investors in the notes. However, there will be no fees on notes and warrants issued to any persons or entities that are the Company's directors, affiliates, officers or employees.

        The Company entered into a consulting agreement with an investment advisor on December 1, 2004. The agreement calls for the investment advisor to assist the Company in devising financial and marketing strategies, and also to assist the Company in raising funds on a non-exclusive basis through the offering of debt and/or equity securities. The company shall pay the investment advisor the amount of S3,000 per month, plus expenses approved by the Company, and issued 300,000 options, which resulted in an expense of approximately $75,000. The sum of $3,000 per month will be adjusted to $5,000 per month once the Board of Directors and the Company agree to adjust the salaries of the Chief Executive Officer, Chief Financial Officer and the General Manager. The agreement contains confidentiality and non-competition provisions. The term of the agreement is 12 months and can he terminated by either party on a 90 day notice in writing.

NOTE 14—RELATED PARTY TRANSACTIONS:

        During the years ended December 31, 2004 and 2003, consulting fees of $31,000 and $27,456 were paid to officers/directors/stockholders of the Company, respectively. These amounts are included in research and development and in selling, general and administrative expenses.On February 25, 2004, the Company released a strategic advisor from an agreement the Company's board of directors ratified on May 23, 2003. In connection with the release agreement, the strategic advisor was issued 35,714 warrants, valued at approximately $9,000, to satisfy all remaining obligations in full.

        In 2003, the Company incurred costs of $19,550 for the development of their website. This work was performed by a relative of the Company's former President and Chief Executive Officer. On December 22, 2004, the Company entered into a settlement agreement with the relative of the Company's former President and Chief Executive Officer to pay $375 and issue 39,000, valued at approximately $10,000, options as payment for the costs incurred. As of December 31, 2004, this agreement was satisfied in full.

        During 2003, the Company incurred legal fees of $79,185 to a law firm, in which a partner in that firm and the firm are currently stockholders of the Company.

        At December 31, 2004, the Company owes this law firm approximately $40,000. Of this $40,000, $15,000 is to be paid shortly after December 31, 2004, and the remaining $25,000 is to be paid when the Company raises financing of over $1,000,000. Such amount is included on the balance sheet in accounts payable and accrued expenses.

        On November 18, 2004, the Company's board of directors ratified an agreement with a management company, wholly owned by the current Chief Executive Officer of the company. The agreement is cancelable upon 30 days written notice by either party and calls for the Company to pay the management company a fee of $20,000 per month. The Company also subleases office space in Las Vegas, Nevada from the management company under this agreement. The Company pays for 80% of the rent, general office expenses and utilities for the space, all of which is included in the monthly fee. Also included in the monthly fee are the salaries and benefits for the Chief Executive Officer, Chief Financial Officer and Administrator of the Company. As of December 31, 2004, management fees of $40,000 was paid by the company.

NOTE 15—SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

        Cash paid during the year ended December 31, for:

	2004	2003
Interest	$2,237	$3,028

Income Taxes	$—	$—

        NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued in conjunction with the settlement of accounts payable, accrued expenses and the conversion of stockholders note payable	$37,400	$466,875

Warrants issued in connection with issuance of debt securities	$580,000	$—

Common stock issued for services rendered, deferred compensation and options issued below market value	$—	$206,756

Common stock issued related to an officer's employment contract	$—	$418,500

Preferred stock issued for conversion of debt to equity	$—	$1,046,896

NOTE 16—NOTES PAYABLE—FORMER OFFICERS:

        On September 15, 2003, the Company issued a $115,000 promissory note payable to a former officer at the prime rate (5.25% at December 31, 2004). The note calls for monthly payments of $5,000, principal and interest, which began on April 15, 2004 and matures on February 15, 2006. During the year ended December 31, 2004, the Company paid $40,000 in principal.

        On December 15, 2004, the Company issued a $25,334 promissory note payable to a former officer, in connection with a settlement agreement (See Note 17), at 15%. The note calls for monthly payments of $1,580, principal and interest, beginning January 2005 and matures on June 15, 2006.

NOTE 17—EMPLOYMENT AND CONSULTING AGREEMENTS:

        On October 20, 2004, the Company's Chief Technology Officer signed a salary reduction agreement, which supersedes an employment agreement the Company's board of directors ratified on May 23, 2001. The agreement provides for a salary of $60,000 per year until such time that the company can reasonably afford to fund its business plan and pay executives higher salaries.

        The agreement also provides for severance payments equal to the greater of (i) $468,000 or (ii) the executive's base salary for the preceding three years, in the event that at any time during the employment term the agreement is terminated by the Company (a) without cause, (b) for disability, or (c) for death, or if the executive terminates the agreement for cause. The agreement also provides for a payment to the executive upon a change in control equal to the product of the executive's base salary in the year of the change in control times 2.99.

        On November 7, 2002, the Company entered into an employment and compensation agreement with the Company's Chief Executive Officer and Chief Financial Officer at the time. This agreement was terminated through a settlement and release agreement dated June 7, 2003. On January 8th 2004, the Company settled this obligation in full by issuing 15,397 shares of common stock to the former officer. This number of shares equaled the amount of deferred compensation divided by the Company's stock price on January 8th, 2004.

        On June 12, 2003, the Company entered into an employment agreement with a new Chief Executive Officer. In addition to a base salary, this individual also received 142,857 stock options, which will vest over a five-year period.

        On August 27, 2004 this Chief Executive Officer resigned from the Company and the Company reached a settlement agreement that included the payment of some accrued wages and vacation in cash, some payment over time through an unsecured note with a principal balance of $25,334, and the issuance of 85,000 warrants, valued at approximately $22,000, for the purchase of the Company's common stock in lieu of cash payment. The warrants expire five years from the date of issuance.

        On September 15, 2003, the Company entered into an employment agreement with a new Chief Financial Officer.

        In September 2004 this Chief Financial Officer resigned from the Company. The Company reached a settlement and consulting agreement with this then former officer that included payment of a back salary in cash over several months as well as payments of cash and 35,000 warrants, which were valued at approximately $9,000, for consulting services. In October the former officer also agreed to accept 15,000 warrants in lieu of some of the accrued wages. All warrants issued to this former officer expire five years after issuance.

        In September 2004 the Company hired its current Chief Executive Officer and Interim Chief Financial Officer. Their compensation and certain expenses are reimbursed pursuant to an agreement with a management company wholly owned by the Chief Executive Officer. (See Note 14).

NOTE 18—TRANSACTIONS WITH CURRENT AND FORMER OFFICERS:

        On September 30, 2003, the Company sold 76,663 shares of common stock to the chief technology officer of the Company, for $466,875. The purchase price for the shares was paid for by canceling $466,875 in debt owed by the Company to the officer. Additionally, the Company issued 32,143 shares of common stock to the officer as part of a settlement related to a change of control provision in his employment contract. The individual is an officer of the Company and the issuance of shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D. The common stock issued related to the change in control provision resulted in a non-recurring selling, general and administration expense of approximately $196,000.

        On October 16, 2003, the Company settled a dispute with its former president and chief executive officer regarding the early termination of his employment contract. According to the terms of the settlement, the former officer has released the Company from any claims he has against the Company in exchange for (i) an immediate payment of $25,000; (ii) a promissory note for $115,000 that is to be paid off over a two and one half year period; and (iii) 32,143 shares of the Company's common stock. The former officer is an accredited investor and the issuance of shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D. The Company had recorded an estimated settlement amount of approximately $135,000 for this claim. Therefore, the settlement resulted in a non-recurring selling, general and administrative expense of approximately $229,000.

NOTE 19—ISSUANCE OF SERIES A-1 CONVERTIBLE PREFERRED STOCK:

        Pursuant to the original issuance of Series A-1 Convertible Preferred Stock in June 2002, the Company has asked for and received on October 11, 2004, a waiver of certain anti-dilution rights so that the issuance of up to a specific number of options and warrants with exercise prices of no less than $0.65 per share will not trigger these anti-dilution rights. Had the waiver not been received, in the event that the Company issues shares at a price less than $1.281 per share, the conversion rights of the Series A-1 Convertible Preferred Stock would have been adjusted so that the Series A-1 Convertible Preferred Stock can convert into such number of shares that Summit would have received had it bought common stock at such lower price. Furthermore, the conversion rights of the Series A-1 Convertible Preferred Stock would also have been adjusted in the event that any shares, warrants, options or promissory note is issued with a price or conversion price less than $1.281 per share.

        In the event of a Liquidation Event, the holders of the Series A-1 Convertible Preferred Stock are entitled to two times the price paid by Summit for such stock. Thereafter, the remaining corporate assets would be distributed among the holders of common stock and Series A-1 Convertible Preferred Stock on a pro rata basis. The existence of the Series A-1 Convertible Preferred Stock's anti-dilution provisions may reduce the percentage of common stock held by the public stockholders. Furthermore, the terms on which the Company could obtain additional capital may be adversely affected by the Series A-1 Convertible Preferred Stock's anti-dilution provisions and superior liquidation preference.

        On June 7, 2004, Summit Energy Ventures notified the Company that it had transferred 1,747,587 of the Company's Series A-1 Convertible Preferred Stock and 1,645,404 of the Company's common stock to Commonwealth Energy Corporation, a former member of Summit Energy Ventures LLC. This transfer makes Commonwealth Energy Corporation the Company's single largest shareholder.

NOTE 20—STOCKHOLDERS' EQUITY:

        During 2004, the Company issued 700,700 warrants to settle outstanding liabilities with former employees, consultants and vendors, 132,693 warrants for commissions related to the issuance of debt, and 1,752,882 warrants to noteholders. (See Note 11).

        On February 26, 2004, the Company announced a 1 to 7 reverse stock split to be effective to stockholders of record as of March 1, 2004. All common stock share amounts and information related to the issuance of warrants and options and Per Share amounts have been restated to reflect this reverse stock split.

        On December 31, 2003, the Company issued 24,805 shares of common stock for the settlement related to deferred compensation.

        On November 6, 2003, the Company issued 982,504 shares of Series A-1 Convertible Preferred Stock for the conversion of $1,046,896 of debt owed to Summit.

        On October 16, 2003, the Company issued 64,286 shares of common stock related to the settlement requirements of a former officer's employment contract.

        On September 30, 2003, the Company issued 76,663 shares of common stock to pay for amounts owed to an officer of the Company for notes payable, accounts payable and accrued salaries.

        During 2003, the Company issued 40,357 shares of common stock related to the exercising of warrants.At various dates during 2003, the Company issued 665,803 shares of common stock related to the sale of the Company's common stock.

NOTE 21—FAIR VALUE OF FINANCIAL INSTRUMENTS:

        SFAS No. 107 "Disclosure About the Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of their short term nature. The carrying amounts of notes payable and longer term debt approximates fair value because those financial instruments bear interest at rates that approximate current market rates for loans with similar maturities and credit quality. None of these financial instruments are held for trading purposes.

NOTE 22—SUBSEQUENT EVENTS (UNAUDITED):

        In February 2005, the Company began moving out of its temporary office space located in Carlstadt, New Jersey. The items in this office, including inventory, tools and standard office equipment and furniture, is being sent to three different places. These places include a new office space in Las Vegas, Nevada, a new office space in Floral Park, New York, and a contract manufacturer engaged by the Company to store and produce the Company's product.

        In March 2005, the Company will begin subleasing space from Famair, Inc. in Floral Park, New York. The sublease gives the Company space primarily for research, development and technical support activities. The sublease costs the Company $1,000 per month, which includes all utilities, cleaning, phone and internet, and the term is month-to-month.

        On April 11, 2005, the Company will begin leasing roughly 1,500 square feet of office space Las Vegas, Nevada. The lease is between Glenborough IX LLC and a management company owned by the current Chief Executive Officer and was signed on February 7, 2005. On February 10, 2005, the Company's board of directors voted to assume all payments under this lease and indemnify the Chief Executive Officer's management company for all payments and obligations for the lease. The lease includes a payment of $2,728 per month, which includes all cleaning and utilities, except phone and internet service. The term of the lease is one year.

        On February 24, 2005, the Company entered into a financing transaction in which the Company issued $125,000 in senior, secured notes under the same offering through which the Company issued $1,464,806 in notes as described in Note 13. This offering was originally intended to close on December 31, 2004 but the Note Placement Agent and the Company agreed to keep the offering open past the original closing date. After the February 24 closing the offering was terminated.

        The holders of the Notes will promptly be issued 115,385 warrants for every $100,000 Note. With its issuance of $125,000 in Notes, the Company will issue, in aggregate, 144,232 warrants. The Company paid the Note Placement Agent a commission of $12,500 and 14,423 warrants with the same rights and provisions as the Warrants issued to the holders of the Notes.

        On March 28, 2005 the Company extended by one year the maturity dates of secured debts that were issued on October 27, 2004 and February 24, 2005. The extended notes have a total principal value of $1,514,806. $1,414,806 in principal value will now mature on October 26, 2006, and $100,000 in principal value will now mature on February 23, 2007. No other provisions of the secured notes have changed. Interest on the notes of 15% per year will be paid quarterly until maturity.

POWER EFFICIENCY CORPORATION

CONDENSED BALANCE SHEET

Unaudited

September 30, 2005
ASSETS
CURRENT ASSETS:
Cash	$1,626,826
Accounts receivable, net	92,172
Inventory, net of reserve	162,444
Prepaid expenses and other current assets	90,602

Total Current Assets	1,972,044

PROPERTY AND EQUIPMENT, Net	15,845

OTHER ASSETS:
Patents, net	12,221
Goodwill	1,929,963
Website, net	4,887
Deferred financing costs, net	98,193

Total Other Assets	2,045,264

Total Assets	$4,033,153

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$456,623
Accrued salaries and payroll taxes	65,574
Notes payable	79,236
Notes payable—former officers	43,918

Total Current Liabilities	645,351

LONG TERM LIABILITIES
Notes payable—Pali Capital, net	1,288,532
Notes payable	14,617

Total Long Term Liabilities	1,303,149

Total Liabilities	1,948,500

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Series A-1 Convertible Preferred Stock, $.001 par value, 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $.001 par value, 100,000,000 shares authorized, 23,439,266 issued and outstanding	23,439
Additional paid-in capital	19,146,792
Accumulated deficit	(17,085,578)

Total Stockholders' Equity	2,084,653

Total Liabilities and Stockholders' Equity	$4,033,153

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

Unaudited

	For the three months ended Sept 30,		For the nine months ended Sept 30,
	2005	2004	2005	2004
REVENUES
Product, net	$75,952	$46,585	$221,737	$188,005
Miscellaneous	—	18,130	—	30,855

Total Revenues	75,952	64,715	221,737	218,860
COMPONENTS OF COST OF PRODUCT REVENUES:
Material and labor	56,092	20,712	167,924	88,505
Allocated costs	4,353	5,285	19,059	41,815
Inventory obsolescence and other write-offs	—	—	—	29,484

Total Cost of Product Revenues	60,445	25,997	186,983	159,804

GROSS MARGIN	15,507	38,718	34,754	59,056
COSTS AND EXPENSES:
Research and development	186,668	82,469	313,318	290,766
Selling, general and administration	461,317	378,030	1,073,528	1,288,327
Depreciation and amortization	5,032	18,007	17,360	55,510

Total Costs and Expenses	653,017	478,506	1,404,206	1,634,603

LOSS FROM OPERATIONS	(637,510)	(439,788)	(1,369,452)	(1,575,547)

OTHER (EXPENSE) INCOME
Interest (expense) income—net	(130,217)	(8,858)	(391,398)	(16,454)

Total Other (Expense) Income	(130,217)	(8,858)	(391,398)	(16,454)

NET LOSS	$(767,727)	$(448,646)	$(1,760,850)	$(1,592,001)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(.03)	$(.09)	$(.16)	$(.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	23,258,497	5,020,447	11,122,128	4,426,976

Accompanying notes are an integral part of the financial statements

POWER EFFICIENCY CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

Unaudited

	For the nine months ended Sept 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,760,850)	$(1,592,001)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	17,360	55,510
Amortization of deferred financing costs	63,982	—
Bad debt expense	4,530	5,493
Inventory obsolescence reserve and other write-offs	—	29,484
Loss on sale of fixed assets	—	31,226
Debt discount related to issuance of debt securities	181,726	—
Settlement of litigation	93,853	—
Warrants and options issued in connection with the issuance of debt securities, employment agreements, and consulting fees	27,549	—
Changes in assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(65,165)	14,010
Inventory	25,373	40,518
Prepaid expenses and other current assets	(20,916)	(13,481)
Restricted cash for interest escrow	165,416	—
Increase(Decrease) in:
Accounts payable and accrued expenses	(180,742)	298,236
Customer deposits	—	6,983
Accrued salaries and payroll taxes	(62,893)	386,383

Net Cash Used for Operating Activities	(1,510,777)	(737,639)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,373)	(21,576)

Net Cash Used for Investing Activities	(1,373)	(21,576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	(63,457)	—
Proceeds from line of credit—related party	300,000	300,000
Proceeds from issuance of equity securities	2,741,378	184,800
Proceeds from issuance of debt securities	125,000	—
Payments on line of credit—related party	(300,000)	—
Payments to former officers	(56,416)	(10,000)

Net Cash Provided by Financing Activities	2,746,505	474,800

Increase(Decrease) in cash	1,234,355	(284,415)
Cash at beginning of period	392,471	285,508

Cash at end of period	$1,626,826	$1,093

NON-CASH FINANCING TRANSACTIONS—Common stock issued in conjunction with the settlement of accounts payable and accrued salaries\ payroll\other expenses	$—	$37,400

Accompanying notes are an integral part of the financial statements

NOTE 1—BASIS OF PRESENTATION

        The accompanying financial statements have been prepared by the Company, without an audit. In the opinion of management, all adjustments have been made, which include normal recurring adjustments necessary to present fairly the condensed financial statements. Operating results for the nine months ended September 30, 2005 are not necessarily indicative of the operating results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company believes that the disclosures provided are adequate to make the information presented not misleading. Certain amounts in the financial statements have been reclassified from prior period presentations. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes included in the Company's Annual Report for the year ended December 31, 2004 on Form 10-KSB, Form 10-KSB/A 1, Form 10-KSB/A 2 and SB-2.

        The preparation of condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2—GOING CONCERN:

        The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company suffered recurring losses from operations, a recurring deficiency of cash from operations, including a cash deficiency of approximately $1,510,000 from operations for the nine months ended September 30, 2005, and lacks sufficient liquidity to continue its operations.

        On July 8, 2005 and on August 31, 2005, the Company closed a private offering of Common Stock which grossed $2,900,000, and produced net proceeds of $2,232,750, from which the Company will use to fund its operations (see Note 5). It is anticipated that such net proceeds will last for up 15 months. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations.

        These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence. Continuation of the Company as a going concern is dependent upon achieving profitable operations in the long-term and raising additional capital to support existing operations for at least the next twelve months. Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.

NOTE 3—NOTES PAYABLE

        On February 24, 2005, the Company entered into a financing transaction in which the Company issued $125,000 in senior secured notes under the same offering through which the Company issued $1,464,806 in senior secured notes in October 2004. This offering was originally intended to close on December 31, 2004, however, the placement agent and the Company agreed to keep the offering open past the original closing date. After the February 24 closing the offering was terminated. Under the original terms, all of the senior secured notes were to become due one year after issuance, but on March 28, 2005, the Company received consent, from all of the senior secured note holders of the first and secondary offering, to extend the maturity date for an additional year. Accordingly, these notes will now mature in October 2006 and February 2007, respectively.

        The holders of the $125,000 in notes issued in February were issued 144,232 warrants, with an exercise price of $0.65 per share. The value of such warrants approximates $24,000 and was reflected as debt discount which is being amortized to interest expense over the term of the notes. The Company paid a placement agent a commission of $12,500 and 14,423 warrants which are being amortized over the life of the notes, with the same rights and provisions as the warrants issued to the holders of the notes.

NOTE 4—RELATED PARTY TRANSACTIONS

        On June 9, 2005 and on June 16, 2005, the Company entered into financing transactions in which the Company issued a $200,000 convertible, unsecured note, and a $100,000 convertible, unsecured note respectively (collectively, the "Bridge Notes") to Summit Energy Ventures LLC, an entity owned entirely by the Company's current Chief Executive Officer, and Chief Operating Officer and Chief Financial Officer that is also one of the Company's principal stockholders. The Notes bear interest of 10% per annum. The Bridge Notes' accrued interest and principal were due on July 23, 2005. The Bridge Notes were converted into equity on July 8, 2005 (see Note 5).

NOTE 5—STOCKHOLDERS' EQUITY

        On July 8, 2005 the Company completed the first closing of private offering of Common Stock (the "Offering") for $2,430,000, which netted approximately $1.8 million. On August 31, 2005 the Company completed the second and final closing under the Offering for $470,000, which netted approximately $400,000. In this offering, the Company issued a total of 14,500,000 shares of Common Stock and 7,250,000 Common Stock Warrants (the "Investor Warrants"). The per share purchase price of the Common Stock was $0.20 (the "Common Stock Purchase Price"). The Investor Warrants have a per share exercise price of $0.44 and expire 5 years from the date of issuance. The value of the Investor Warrants was approximately $990,000.

        Joseph Stevens & Company, Inc. (the "Placement Agent"), a registered broker dealer, acted as the sole placement agent for the Offering. For its services, the Placement Agent received commissions and non-accountable fees totaling $237,900 and 3,450,000 warrants (the "Placement Agent Warrants"). The Placement Agent Warrants have a per share exercise price of $0.20 and expire five years from the date of issuance. The value of the Placement Agent Warrants was approximately $832,000.

        Two convertible notes (the "Bridge Notes") issued by the Company, to Summit Energy Ventures, LLC, on June 9, 2005 and June 16, 2005, in the aggregate principal amount of $300,000, were converted into 1,500,000 shares of common stock and 750,000 Investor Warrants on the same terms as those offered to investors in the Offering and no commissions, fees or securities were issued to the Placement Agent in connection with such conversion.

        On July 8, 2005, the Company's 4,714,279 shares of outstanding Series A-1 Preferred Stock were converted into 3,918,848 shares of common stock.

        In conjunction with the Offering, the Company entered into an agreement with the Placement Agent (the "Placement Agency Agreement"). The Placement Agency Agreement requires, among other things, the Company to pay certain fees related to the Offering; provides the Placement Agent a right of first refusal to manage any private or public offering of equity securities of the Company, under certain defined conditions, for a period of one year after the Offering; requires the Company to enter Lock-Up Agreements (as defined below) with all of the Company's directors, officers and significant shareholders; grants the investors in the Offering and the Placement Agent certain registration rights, which require the Company to register their common stock as well as the common stock underlying the Investor Warrants and Placement Agent Warrants through filing a registration statement within sixty (60) days of closing the Offering, and make the registration statement effective (the "Effective Date") within one hundred and twenty days (120) of closing the Offering; and grants the common stock, Investor Warrants and Placement Agent Warrants issued through the Offering "weighted average" anti-dilution protection for subsequent issuances of common stock (or securities convertible into common stock) at less than the Common Stock Purchase Price.

        On various dates preceding July 8, 2005, the Company entered into lock-up agreements (the "Lock-Up Agreements") with all of the Company's officers, members of the board of directors and shareholders that held, prior to the Offering, more than 5% of the outstanding shares of the Company's common stock. Specifically, the persons entering Lock-Up Agreements with the Company included: Nicholas Anderson, Leonard Bellezza, John (BJ) Lackland, Rick Pulford, Raymond Skiptunis, Steven Strasser, Commerce Energy Group, and Summit Energy Ventures LLC. The Lock-Up Agreements restrict all of these Persons from selling any shares of common stock for a period of twelve months from the Effective Date (the "Lock-Up Period"); provided, however, that the Lock-Up Period shall terminate if at any time after the date which is ninety days after the Effective Date, the 20-day average of the closing bid price of the shares of common stock on the OTC Bulletin Board exceeds two hundred percent of the Common Stock Purchase Price of $0.20, or $0.40.

NOTE 6—SUBSEQUENT EVENTS

        On September 15, 2005, the Board of Directors of the Company unanimously voted to recommend to the shareholders that the Articles of Incorporation be amended to increase the Company's authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. On October 13, 2005, a majority of the shareholders voted to amend the Articles of Incorporation to increase the Company's authorized shares.

        On October 17, 2005, the Company settled litigation with the owner of the former office space in Livonia, Michigan. The Company vacated these facilities in 2004. Under the settlement the Company paid its former landlord $50,000 in cash on October 17, 2005, and will pay the former landlord an additional $50,000 in 18 monthly installments of $2,778. After application of the Company's accrued loss contingency reserve, it recognized a loss of approximately $65,000 on its September 30, 2005 financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

        The Registrant's certificate of incorporation provides that the personal liability of the directors of the Registrant shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Registrant and its stockholders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of the Registrant or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

        In addition, the certificate of incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits the Registrant to indemnify a director, officer, employee or agent of the Registrant or, when so serving at the Registrant's request, another company who was or is a party or is threatened to be made a party to any proceedings because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful.

        The Registrant maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Registrant, including the indemnification payable to any director or officer. The entire premium for such insurance is paid by the Registrant.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

        The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$2,201
Legal Fees	40,000
Accounting Fees	10,000
Printing Fees	6,000
Miscellaneous	1,000

$59,201

Item 26. Recent Sales of Unregistered Securities

        During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

Sales Made to Summit and Commonwealth Energy Corporation and Affiliates

        The following details several different sales of unregistered securities the Registrant made to Summit Ventures, LLC, a private equity firm specializing in energy related technologies ("Summit"). All of the sales were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

        In June 2002, the Registrant issued 2,346,233 shares of Series A-1 Convertible Preferred Stock to Summit for a purchase price of $2,380,000 (net of issuance costs of $120,000). In October 2003, the Registrant issued an additional 982,504 shares of Series A-1 Convertible Preferred Stock to Summit when Summit converted principal and interest of $1,046,896 that was outstanding under a convertible note the Registrant issued to Summit in May 2003.

        The Series A-1 Convertible Preferred Stock provides the holders of the Series A-1 Convertible Preferred Stock with protection against dilution. In the event that the Registrant issues shares at a price less than $1.281 per share, the conversion rights of the Series A-1 Convertible Preferred Stock will be adjusted so that the Series A-1 Convertible Preferred Stock can convert into such number of shares that Summit would have received had it bought common stock at such lower price. Furthermore, the conversion rights of the Series A-1 Convertible Preferred Stock will also be adjusted in the event that any shares, warrants, options or promissory note is issued with a price or conversion price less than $1.281 per share. The Registrant has asked for and received on October 11, 2004, a waiver of these anti-dilution rights so that the issuance of up to a specific number of options and warrants with exercise prices of no less than $0.65 per share will not trigger these anti-dilution rights. Currently the conversion rights of the Series A-1 Convertible Preferred Stock entitle the holder to receive 0.83 shares of common stock for each share of Series A-1 Convertible Preferred Stock. On April 28, 2005, the Registrant issued 1,204,819 shares of Series A-1 Convertible Preferred Stock, convertible into 1,000,000 shares of Common Stock, and Warrants to purchase 500,000 shares of Common Stock to Summit for an aggregate purchase price of $200,000 in cash. The requisite percentage of the current holders of the Series A-1 Convertible Preferred Stock consented to such issuance and waived the applicability of the anti-dilution provisions of the Series A-1 Stock to it.In the event of a Liquidation Event, the holders of the Series A-1 Convertible Preferred Stock are entitled to two times the price paid by Summit for such stock. Thereafter, the remaining corporate assets would be distributed among the holders of common stock and Series A-1 Convertible Preferred Stock on a pro rata basis. The existence of the Series A-1 Convertible Preferred Stock's anti-dilution provisions may reduce the percentage of common stock held by the public stockholders. Furthermore, the terms on which the Company could obtain additional capital may be adversely affected by the Series A-1 Convertible Preferred Stock's anti-dilution provisions and superior liquidation preference.

        On June 7, 2004, Summit notified the Registrant that it had transferred 1,747,587 of the Registrant's Series A-1 Convertible Preferred Stock and 1,645,404 of the Registrant's common stock to Commonwealth Energy Corporation, a former member of Summit. This transfer made Commonwealth Energy Corporation the Registrant's single largest shareholder.

        On April 28, 2005, the Registrant issued 180,723 shares of Series A-1 stock, convertible into 150,000 shares of Common Stock, and Warrants to purchase 75,000 shares of Common Stock, to Commerce Energy Group, Inc., an affiliate of Commerce Energy Corporation, in consideration of

Commerce Energy Group's cancellation of a license agreement with the Registrant. The requisite percentage of current holders consented and waived the anti-dilution provisions.

Sales Made to Purchasers Other than Summit and Commonwealth Energy Corporation and Affiliates

        On April 18, 2005, the Registrant entered into a letter of intent with Joseph Stevens & Company, Inc. ("JS"), providing for the private offering (on a "best efforts" basis) by JS to accredited investors of a minimum of $1,000,000 to a maximum of $3,000,000 in value of Common Stock, together with Warrants to purchase shares of Common Stock equal to 50% of the shares sold in the offering in a transaction intended to be exempt from registration under the Securities Act pursuant to Rule 506 promulgated under Regulation D.

        On various dates from February 2004 to June 2004, the Registrant issued 13,580 shares of common stock to Richard Koch, the former President and Chief Executive Officer of the Registrant. These shares were issued in conjunction with the settlement of certain accounts payable and accrued expenses related to his employment agreement.

        On various dates from May 2003 to February 2004, the Registrant issued 682,156 shares of common stock to Starz Investments Limited, a Belize company. The Registrant received $1,423,760 for these shares and paid $88,276 in commissions to Burnham Securities. Additionally, the Registrant also issued Burnham Securities 48,303 common stock purchase warrants as compensation related to these transactions. The warrants had strike prices that varied from approximately $1.40 to $1.75. These warrants were exercised cashlessly resulting in 32,958 shares being issued at an effective strike price of zero. The sales of stock to Starz Investments Limited were exempt from registration under the Securities Act pursuant to Regulation S promulgated under the Securities Act. The issuance of the warrants to Burnham Securities was exempt from registration under the Securities Act pursuant to section 4(2) of the Securities Act. Burnham Securities cashlessly exercised the warrants on various dates and received 33,673 shares.

        On February 26, 2004, the Registrant issued 174 shares of common stock to Leonard Bellezza. The shares were issued in exchange for the cancellation of debt owed to Mr. Bellezza in the amount of S800. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. Mr. Bellezza is a director of the Registrant.

        On January 8, 2004, the Registrant issued 15,397 shares of common stock to Raymond Skiptunis. The shares were issued in exchange for the cancellation of debt owed to Mr. Skiptunis in the amount of $71,130. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. Mr. Skiptunis is a director of the Registrant.

        On various dates from December 2003 to February 27, 2004, the Registrant issued 15,103 shares of common stock to Richard Koch. The shares were issued in exchange for the cancellation of debt owed to Mr. Koch in the amount of $60,866. The issuances were exempt from registration under the Securities Act pursuant to Regulation D. At the time, Mr. Koch was the Chief Executive Officer and a director of the Registrant.

        On October 3, 2003, the Registrant issued 32,145 shares of common stock to its former Chief Executive Officer, Stephen Shulman. The shares were issued in connection with the settlement of a claim Mr. Shulman made against the Registrant pursuant to a change of control provision in his employment agreement. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. Mr. Shulman is an accredited investor.

        On September 30, 2003, the Registrant issued 76,663 shares of common stock to Nicholas Anderson. The shares were issued in exchange for the cancellation of debt owed to Mr. Anderson in the amount of $466,875. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. Mr. Anderson is the Chief Technology Officer and a director of the Registrant.

        On September 30, 2003, the Registrant issued 32,143 shares of common stock to Nicholas Anderson. The shares were issued in connection with the settlement of a potential claim Mr. Anderson had against the Registrant pursuant to a change of control provision in his employment agreement. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. Mr. Anderson is the Chief Technology Officer and a director of the Registrant.

        On various dates during the first half of 2003, the Registrant issued 40,357 shares of common stock to various accredited investors in connection with a private placement pursuant to section 4(2) of the Securities Act. The shares were issued for an aggregate consideration of $158,200. The issuance was exempt from registration under the Securities Act pursuant to Regulation D. The investors were all accredited investors.

        In early 2003, the Registrant issued 13,889 shares of common stock to an investment banker for advisory and consulting services. The issuance was exempt from registration under the Securities Act pursuant to Regulation D.

        In June, July and August of 2005, we conducted a private offering of our Common Stock and Placement Warrants, for the issuance of our Common Stock (the "Placement Securities"). We offered up to 50 Units, at $50,000 each, to individuals or entities who qualified as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each Unit consists of (a) a number of shares of Common Stock which is determined by dividing $50,000 by a price equal to 50% of the 5-day average of the closing bid price of the shares of Common Stock on the OTC Bulletin Board on the last trading day immediately prior to the closing of the Placement, with a floor on the purchase price of $0.20 and a ceiling on the purchase price of $0.325; and (b) a warrant (each a "Placement Warrant" and, collectively, the "Placement Warrants") to purchase prior to the fifth (5th) anniversary following the closing a number of shares of Common Stock equal to 50% of the number of shares of Common Stock included within each Unit, at a price which is equal to 200% of the 5-day average of the closing sales price of the shares of Common Stock on the OTC Bulleting Board prior to the closing, per share of Common Stock. The Placement closed on August 31, 2005 and resulted in gross proceeds of $2,900,000. The Placement requires us (a) to file this Registration Statement with the SEC within 60 days following the final closing of the offering and (b) to use our reasonable best efforts to have such declared effective within 120 days from the final closing of the offering. As part of this Registration Statement, and Placement Securities stemming from the Placement, we are registering 14,500,000 of shares of our Common Stock and 10,700,000 shares of Common Stock reserved for issuance upon exercise of the Placement Warrants.

Item 27. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

    See Exhibit Index at page II-9.

  (b)
  Financial Statement Schedules

        All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28. Undertakings

        The undersigned small business issuer hereby undertakes to:

        (1)    For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

        (2)    For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

  (1)
  To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

          (a)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c)    Include any additional or changed material information on the plan of distribution.

  (2)
  For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3)
  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada on December 15, 2005.

POWER EFFICIENCY CORPORATION
By:	/s/ STEVEN S. STRASSER Steven S. Strasser Chairman and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven S. Strasser and John (BJ) Lackland as their true and lawful attorneys-in-fact and agents, with full power of substitution, with power to act alone, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ STEVEN S. STRASSER Steven S. Strasser	Chairman and Chief Executive Officer (Principal Executive Officer)	December 7, 2005
/s/ JOHN (BJ) LACKLAND John (BJ) Lackland	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2005
/s/ NICHOLAS ANDERSON Nicholas Anderson	Director	December 7, 2005
/s/ GARY RADO Gary Rado	Director	December 7, 2005
/s/ ERIC NAROIAN Eric Naroian	Director	December 7, 2005
/s/ LEONARD BELLEZZA Leonard Bellezza	Director	December 7, 2005
/s/ RICHARD D. PULFORD Richard D. Pulford	Director	December 7, 2005
/s/ RAYMOND J. SKIPTUNIS Raymond J. Skiptunis	Director	December 7, 2005

EXHIBIT INDEX

Description of Document

Exhibit Number	Description
3.1	Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-SB filed on October 20, 2000.
3.2	Amendment to the Certificate of Incorporation of the Registrant dated June 5, 2002, incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
3.3	Amendment to the Certificate of Incorporation of the Registrant dated July 6, 2005, incorporated by reference to Exhibit 3.3 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
3.4
Amendment to the Certificate of Incorporation of the Registrant dated October 13, 2005, incorporated by reference to Exhibit 3.4 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
3.5	Amended and Restated By-laws of the Company dated March 23, 2004; incorporated by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-QSB filed on May 14, 2004.
4.1	Stock Purchase Agreement dated June 14, 2002, incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
4.2	Registration Rights Agreement dated June 14, 2002, incorporated by reference to Exhibit 4.4 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
4.3	Certificate of Designation dated June 13, 2002, incorporated by reference to Exhibit 4.5 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
4.4
Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Power Efficiency Corporation, incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on May 25, 2003.
4.5	Specimen common stock Certificate of the Registrant; incorporated by reference to Exhibit 4.5 to the Registrant's Form SB-2/A Registration Statement filed December 8, 2005.
4.6
Agreement dated April 22, 2005, between the Registrant and Summit Energy Ventures, LLC, for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.6 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
4.7
Agreement dated April 22, 2005, between the Registrant and Commerce Energy Group, Inc., for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.7 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
4.8
Letter of Intent dated April 18, 2005, between the Registrant and Joseph Stevens & Company, Inc., with respect to the private offering of common stock and warrants, incorporated by reference to Exhibit 4.8 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
5.1	Opinion of Jones Vargas as to the legality of the Registrant's common stock; incorporated by reference to Exhibit 5.1 to the Registrant's Form SB-2/A Registration Statement filed December 8, 2005.

10.1	Lease Agreement for Registrant's Ann Arbor, Michigan facility dated February 16, 1996, incorporated by reference to Exhibit 10(c) to Registrant's Annual Report on Form 10-SB filed on October 20, 2000.
10.2	Stock Purchase Warrant dated June 14, 2002, incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
10.3	Amended and Restated Stockholders' Agreement dated June 14, 2002, incorporated by reference to Exhibit 4.3 to Registrant's Current Report on Form 8-K filed on June 18, 2002.
10.4	United States Patent #5,821,726, incorporated by reference to Exhibit 10(g) to Registrant's Annual Report on Form 10-SB filed on October 20, 2000.
10.5	1994 Stock Option Plan, incorporated by reference to Exhibit 10(i) to Registrant's Annual Report on Form 10-SB filed on October 20, 2000.
10.6	Patent License Agreement (DN-858) with NASA, incorporated by reference to Exhibit 10.10 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.7	Patent License Agreement (DE-256) with NASA incorporated by reference to Exhibit 10.11 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.8	Settlement and Release Agreement with NASA incorporated by reference to Exhibit 10.12 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.9	Modification No. 1 to Patent License Agreement (DE-256) with NASA, incorporated by reference to Exhibit 10.13 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.10	Product Warranty, incorporated by reference to Exhibit 10.16 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.11	Test Report from Medsker Electric, Inc., incorporated by reference to Exhibit 10.17 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.12	Test Report from Oak Ridge National Laboratory, incorporated by reference to Exhibit 10.18 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.13	Test Report from Oregon State University—The Motor Systems Resource Facility, incorporated by reference to Exhibit 10.19 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.14	Test Report from Otis Elevator Co., incorporated by reference to Exhibit 10.20 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.15	Employment Agreement with Stephen Shulman, incorporated by reference to Exhibit 10.23 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.16	Employment Agreement with Nicholas Anderson, incorporated by reference to Exhibit 10.24 to Registrant's Amended Annual Report on Form 10-SB/A filed on October 26 2001.
10.17	Employment Agreement with Raymond J. Skiptunis, incorporated by reference to Exhibit 10.24 to Registrant's Annual Report on Form 10-KSB filed on March 31, 2003.
10.18	Revolving Credit Note dated May 8, 2003, incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed May 25, 2003.

10.19	Security Agreement dated May, 2003, incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed May 25, 2003.
10.20	Certificate of Amendment of Warrant, incorporated by reference to Exhibit 10.4 to Registrant's Current Report on Form 8-K filed May 25, 2003.
10.21	Employment Agreement with Richard Koch dated June 9, 2003, incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed June 20, 2003.
10.22	Settlement and Release Agreement with Raymond J. Skiptunis dated June 9, 2003, incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K filed June 20, 2003.
10.23	Employment Agreement with Raymond J. Skiptunis dated June 9, 2003 incorporated by reference to Exhibit 10.3 to Registrant's Current Report on Form 8-K filed June 20, 2003.
10.24	Employment Agreement with Keith Collin dated November 13, 2003, incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.25	Employment Agreement with Thomas Mills dated October 6, 2003, incorporated by reference to Exhibit 10.2 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.26	Subscription Agreement with Nicholas Anderson dated September 30, 2003, incorporated by reference to Exhibit 10.3 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.27	Settlement Agreement with Nicholas Anderson dated September 30, 2003, incorporated by reference to Exhibit 10.4 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.28
Settlement Agreement and Mutual General Release with Stephen L. Shulman and Summit Energy Ventures, LLC dated October 3, 2003, incorporated by reference to Exhibit 10.5 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.29	Promissory Note granted to Stephen Shulman dated September 15, 2003 incorporated by reference to Exhibit 10.6 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.30
Amendment to the Amended and Restated Stockholders' Agreement among Anthony Caputo, Nicholas Anderson, Philip Elkus, Stephen Shulamn, Performance Control, LLC, Summit Energy Ventures, LLC and Power Efficiency Corporation dated September 22, 2003, incorporated by reference to Exhibit 10.7 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.31
Regulation S Stock Purchase Agreement with Starz Investments Limited dated April 23, 2003, incorporated by reference to Exhibit 10.9 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.32	Addendum to the Regulation S Stock Purchase Agreement dated June 13, 2003 incorporated by reference to Exhibit 10.10 to Registrant's Quarterly Report on Form 10-QSB filed November 14, 2003.
10.33	Warrant Agreement with Summit Energy Ventures, LLC dated February 26, 2004, incorporated by reference to Exhibit 10.33 to Registrant's Current Report on Form 8-K filed February 27, 2004.

10.34	Consulting Agreement with Raymond Skiptunis dated September 22, 2003, incorporated by reference to Exhibit 10.35 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.35	Business Property Lease with Arens Investment Company dated November 1, 2003, incorporated by reference to Exhibit 10.36 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.36	Subscription Agreement with Richard Koch dated December 23, 2003, incorporated by reference to Exhibit 10.37 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.37	Subscription Agreement with Raymond Skiptunis dated January 8, 2004, incorporated by reference to Exhibit 10.38 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.38	Subscription Agreement with Leonard Bellezza dated February 16, 2004, incorporated by reference to Exhibit 10.39 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.39	Letter agreement with Pali Capital, Inc. dated February 25, 2004, incorporated by reference to Exhibit 10.40 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.40	Amended and Restated 2000 Stock Option and Restricted Stock Plan dated February 23, 2004, incorporated by reference to Exhibit 10.41 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.41	Amended and Restated 1994 Stock Option Plan, incorporated by reference to Exhibit 10.42 to Registrant's Annual Report on Form 10-KSB filed March 10, 2004.
10.42	Line of Credit Agreement with Summit Energy Ventures, LLC, incorporated by reference to Exhibit 10.1 to Registrant's Current Report on Form 8-K filed May 5, 2004.
10.43	Single Phase Licensing Agreement with Commerce Energy Group, incorporated by reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB filed November 15, 2004.
10.44	Settlement and Consulting Agreement with Ray Skiptunis dated September 27, 2004, incorporated by reference to Exhibit 10.45 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.45	Settlement Agreement with Richard Koch dated December 15, 2004, incorporated by reference to Exhibit 10.46 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.46	Management Agreement with Northwest Power Management, Inc. dated November 18, 2004, incorporated by reference to Exhibit 10.47 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.47
Business Property Lease Amendment involving Glenborough LLC and Northwest Power Management, Inc. dated February 7, 2005, incorporated by reference to Exhibit 10.48 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.48	Settlement and Consulting Agreement with Keith Collin dated September 27, 2004, incorporated by reference to Exhibit 10.49 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.

10.49	Settlement Agreement with Tom Mills dated December 21, 2004, incorporated by reference to Exhibit 10.50 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.50	Business Property Sublease with Famair, Inc. dated February 11, 2005, incorporated by reference to Exhibit10.51 to the Registrant's Annual Report on Form 10-KSB filed on March 31, 2005.
10.51
Placement Agency Agreement Dated as of June 1, 2005, between the Company and Joseph Stevens & Co., Inc., incorporated by reference to Exhibit 10.51 to Registrant's Form SB-2 Registration Statement filed October 25, 2005.
10.53	Form of Investor Warrant; incorporated by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-k filed on July 15, 2005
13.1	Annual Report on Form 10-KSB for the year ended December 31, 2004, incorporated by reference filed on March 31, 2005.
13.2	Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2004, incorporated by reference filed on September 21, 2005.
13.3	Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2005, incorporated by reference filed on August 15, 2005.
23.1	Consent of Sobel & Co., LLC, Certified Public Accountants; filed herewith.
23.2	Consent of Jones Vargas (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
THE COMPANY
THE OFFERING
STOCK OPTIONS
RISK FACTORS
RISKS RELATED TO OUR BUSINESS
RISKS RELATED TO OUR COMMON STOCK AND CAPITAL STRUCTURE
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK
DIVIDEND POLICY
CAPITALIZATION
SELECTED FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
BUSINESS
MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SELLING STOCKHOLDERS
DESCRIPTION OF STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POWER EFFICIENCY CORPORATION BALANCE SHEET DECEMBER 31, 2004
POWER EFFICIENCY CORPORATION STATEMENTS OF OPERATIONS
POWER EFFICIENCY CORPORATION STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY YEAR ENDED DECEMBER 31, 2004 AND 2003
POWER EFFICIENCY CORPORATION STATEMENTS OF CASH FLOWS
POWER EFFICIENCY CORPORATION NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004 AND 2003
POWER EFFICIENCY CORPORATION CONDENSED BALANCE SHEET Unaudited
POWER EFFICIENCY CORPORATION CONDENSED STATEMENTS OF OPERATIONS Unaudited
POWER EFFICIENCY CORPORATION CONDENSED STATEMENTS OF CASH FLOWS Unaudited
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX